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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Edwards Lifesciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2006

To our Stockholders:

        The Board of Directors joins me in inviting you to attend the 2006 Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters located at One Edwards Way, Irvine, California, on Thursday, May 11, 2006, commencing at 10:00 a.m., Pacific Daylight Time. Registration will begin at 9:00 a.m. and refreshments will be provided.

        Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Stockholders also may access the Notice of Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.edwards.com.

        At the meeting, in addition to discussing matters described in the Proxy Statement, I will report on our 2005 achievements and discuss our plans for continued growth and success.

        We look forward to seeing you at the upcoming Annual Meeting of Stockholders.

Sincerely,

Michael A. Mussallem
 Chairman of the Board and
Chief Executive Officer

Edwards Lifesciences Corporation
One Edwards Way
Irvine, CA USA 92614
Phone: 949.250.2500 www.edwards.com

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
949.250.2500

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 11, 2006

To the Stockholders of

EDWARDS LIFESCIENCES CORPORATION

        The 2006 Annual Meeting of Stockholders of Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), will be held at the corporate headquarters of the Company, located at One Edwards Way, Irvine, California 92614 on Thursday, May 11, 2006, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect three directors to hold office for three years;

  2.
  To approve an amendment and restatement of the Company's Long-Term Stock Incentive Compensation Program (the "Long-Term Stock Program") including an increase in the number of shares of common stock reserved for issuance under the Long-Term Stock Program by an additional 900,000 shares;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2006; and

  4.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 17, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

        Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, please vote your shares by either (1) completing, signing, dating and returning the enclosed proxy card in the enclosed, postage prepaid envelope, (2) calling the toll-free number listed on the proxy card or (3) accessing the Internet as indicated on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By Order of the Board of Directors,
Jay P. Wertheim Vice President, Associate General Counsel and Secretary
April 3, 2006

EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Daylight Time, on May 11, 2006, at the corporate headquarters of the Company, located at One Edwards Way, Irvine, California 92614.

        The Board of Directors has fixed the close of business on March 17, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 17, 2006, the Company had outstanding 59,092,802 shares of common stock. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to and including the date of the meeting, at the offices of the Company located at One Edwards Way, Irvine, California 92614.

        Whether or not you plan to attend the Annual Meeting, please vote in one of the following three ways:

  •
  complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;

  •
  call the toll-free number listed on the proxy card; or

  •
  access the Internet as indicated on the proxy card.

        The proxy holders appointed by the Company will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

        You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by subsequently voting by telephone or via the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

        These proxy materials are first being sent to stockholders on or about April 3, 2006.

Voting Information

        The presence at the Annual Meeting, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Broker non-votes and abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        Each stockholder is entitled to one vote per share on each proposal to be voted upon at the meeting. Directors are elected by a plurality of the votes cast, in person or by proxy, which means that the three nominees with the most votes will be elected. Broker non-votes and abstentions (or instructions to "withhold authority" as to the election of any director nominees) will not affect the outcome of the election of directors.

        The affirmative vote by holders of a majority of shares of common stock present at the Annual Meeting, in person or by proxy and entitled to vote on the applicable proposal, is necessary to approve the Edwards

Lifesciences Corporation Long-Term Stock Incentive Compensation Program and to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2006. With respect to each of these proposals, abstentions will have the effect of votes against the proposal. Broker non-votes with respect to each of these proposals, however, will not be considered as present and entitled to vote on that proposal.

        A stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering written notice or revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by subsequently voting by telephone or via the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke an earlier submitted proxy. The proxy holders appointed by the Company will vote your shares according to your instructions. If no direction is made on a properly signed and dated proxy card, the stockholder's shares will be voted FOR the election of the named director nominees, FOR the approval of the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2006. With respect to any other matter properly presented at the Annual Meeting, the proxy card gives authority to the proxy holders to vote the stockholder's shares in their discretion.

Proxy Solicitation Costs

        Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, also may solicit proxies by mail, telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons.

        In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist with the distribution and solicitation of proxies for a fee of $10,000, plus expenses for these services.

Deadline for Receipt of Stockholder Proposals for the 2007 Annual Meeting

        In order for a stockholder proposal to be eligible for inclusion in the Company's Proxy Statement for the 2007 Annual Meeting of Stockholders, the written proposal must be received by the Secretary of the Company at the Company's offices no later than December 4, 2006. The proposal must comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the "SEC").

        If a stockholder intends to nominate a person for election as a director at the 2007 Annual Meeting of Stockholders or submit a proposal for consideration at the 2007 Annual Meeting of Stockholders, without regard to whether the nomination or proposal is eligible for inclusion in the Company's Proxy Statement, the deadline for submitting the nomination or proposal depends on the date of the 2007 Annual Meeting. If the date of the 2007 Annual Meeting is within 30 days of the anniversary date of the 2006 Annual Meeting of Stockholders, then the stockholder nomination or proposal must be submitted in writing and received by the Secretary of the Company no earlier than January 31, 2007 and no later than February 25, 2007. If, however, the date of the 2007 Annual Meeting is more than 30 days before or after May 11, 2007, then the stockholder nomination or proposal must be submitted in writing and received by the Secretary of the Company no later than the close of business on the 10th day following the day on which the notice of the date of the 2007 Annual Meeting is mailed or public disclosure of the date of the 2007 Annual Meeting is made, whichever occurs first. The Company's bylaws require that a stockholder must provide specified information concerning the nominee or proposal, as applicable, and information regarding the stockholder's ownership of the Company's common stock. Nominations and proposals not meeting the requirements set forth in the Company's bylaws will not be entertained at the 2007 Annual Meeting. Stockholders should contact the Secretary of the Company in writing at One Edwards Way, Irvine, California 92614 to obtain additional information as to the proper form and content of stockholder nominations or proposals. The Company did not receive any stockholder nominations or proposals for consideration at the 2006 Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        The business of the Company is managed under the direction of the Board of Directors. The Board of Directors is presently comprised of eight directors, divided into three classes. Seven of the eight directors have been determined to be independent under the rules of the New York Stock Exchange (the "NYSE"). Please see the section titled "Director Independence" on page 5 for more information.

        Dr. Barbara J. McNeil is currently a member of the Board of Directors as a Class III director, having been appointed to that class in February 2006. The Company's bylaws provide that any director appointed to fill a vacancy shall hold office until the expiration of the term of the class of directors to which he or she was appointed, which in this case occurs at the 2006 Annual Meeting. Dr. McNeil was initially identified to the Compensation and Governance Committee by a member of the Board of Directors. Following that recommendation, the Compensation and Governance Committee engaged a search firm to evaluate and recruit Dr. McNeil.

Nominees

        At the Annual Meeting, three directors will be elected to serve until the annual meeting in 2009, or until their successors are elected and qualified. The nominees for election as directors are identified below. Each of the nominees standing for election has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute nominee designated by the Board of Directors.

CLASS III DIRECTOR NOMINEES—TERM SCHEDULED TO EXPIRE IN 2009

        Mike R. Bowlin, age 63.    Mr. Bowlin has been a director of the Company since 2000. Mr. Bowlin served as Chairman of the Board of Atlantic Richfield Company from 1995 until his retirement in 2000. He also served as its President from 1993 to 1998, and as its Chief Executive Officer from 1994 to 2000. Atlantic Richfield Company and its subsidiaries, which merged with BP Amoco in 2000, were engaged in the worldwide exploration, development, production, transportation and refining of petroleum and natural gas. Mr. Bowlin also is a director of FMC Technologies, Inc. and Horizon Health Corporation. Mr. Bowlin is a director of the University of North Texas Foundation.

        Barbara J. McNeil, M.D., Ph.D, age 65.    Dr. McNeil has been a director of the Company since February 2006. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, Dr. McNeil has been a Professor of Radiology at both Harvard Medical School and Brigham and Women's Hospital in Boston, Massachusetts. Dr. McNeil is a member of the Institute of Medicine of the National Academy of Sciences (where she is Chair of its Board of Healthcare Services) and the American Academy of Arts and Sciences. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University. Dr. McNeil has served as a director of CV Therapeutics, Inc., since 1994.

        Michael A. Mussallem, age 53.    Mr. Mussallem has been a director of the Company since 2000. Mr. Mussallem has been Chairman of the Board and the Chief Executive Officer of the Company since 2000. Prior to 2000, he held a variety of positions with increasing responsibility in engineering, product development and senior management at Baxter International Inc., including Group Vice President of the CardioVascular business from 1994 to 2000 and Group Vice President of the Biopharmaceutical business from 1998 to 2000. From 1996 until 1998, he was the Chairman of Baxter's Asia Board overseeing Baxter's operations throughout Asia. Mr. Mussallem received his Bachelor of Science degree in chemical engineering from Rose-Hulman Institute of Technology and was conferred an honorary doctorate by his alma mater in 1999. Mr. Mussallem is a director of Advanced Medical Optics, Inc. He is a director, and former chairman, of the California Healthcare Institute. Mr. Mussallem is also a director and Executive Committee member of the Advanced Medical Technology Association (AdvaMed).

        The Board of Directors of the Company recommends votes FOR the election of each of the nominees for director.

Other Directors

        The following persons are currently directors of the Company whose terms will continue after the Annual Meeting.

CLASS I DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2007

        Robert A. Ingram, age 63.    Mr. Ingram has been a director of the Company since 2003. He has served as Vice Chairman Pharmaceuticals, GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals since 2002. Mr. Ingram served as the Chief Operating Officer and President of Pharmaceutical Operations, GlaxoSmithKline plc from 2001 through 2002. Prior to that, he was Chief Executive Officer of Glaxo Wellcome plc from 1997 to 2000, and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc's United States subsidiary, from 1999 through 2000. From 1997 to 1999, Mr. Ingram served as Chairman and President of Glaxo Wellcome plc. Mr. Ingram also is a director of Wachovia Corporation, Nortel Networks Corporation, Lowe's Companies, Inc., OSI Pharmaceuticals, Inc., Allergan, Inc. and Valeant Pharmaceuticals International.

        Vernon R. Loucks Jr., age 71.    Mr. Loucks has been a director of the Company since 2000. Mr. Loucks has been the chairman of The Aethena Group, LLC since 2001. He served as a director of Baxter International Inc. from 1975 through 1999, including Chairman of the Board from 1987 through 1999. Mr. Loucks was Chief Executive Officer of Baxter from 1980 through 1998 and was first elected as an officer of Baxter in 1975. He is also a director of Affymetrix Inc., Anheuser-Busch Companies, Inc., Emerson Electric Co., and Pain Therapeutics, Inc.

CLASS II DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2008

        John T. Cardis, age 64.    Mr. Cardis has been a director of the Company since 2004. Mr. Cardis, who retired as a partner of Deloitte & Touche in 2004, has 40 years of experience in finance, accounting and governance. While at Deloitte & Touche, Mr. Cardis was National Managing Partner-Global Strategic Clients, responsible for overseeing and directing services to many of the firm's largest clients. He also served on Deloitte & Touche's executive committee for 18 years and on its board of directors for eight years. Mr. Cardis also is a director of Avery Dennison Corporation and Energy East Corporation. Mr. Cardis remains actively involved in a number of non-profit and community organizations.

        Philip M. Neal, age 65.    Mr. Neal has been a director of the Company since 2000. From 2000 until his retirement in 2005, Mr. Neal served as Chairman of the Board of Avery Dennison Corporation, a Fortune 500 company that manufactures and markets a wide range of products for consumer and industrial markets, including Avery-brand office supplies and Fasson-brand self-adhesive materials. Mr. Neal joined Avery Dennison in 1974, and served as President and Chief Operating Officer from 1990 to 1998. He served as Avery Dennison's Chief Executive Officer from 1998 through April 2005. Mr. Neal serves as a director of the Los Angeles Music Center, a trustee of Pomona College, and a member of the Board of Governors of Town Hall of California.

        David E.I. Pyott, age 52.    Mr. Pyott has been a director of the Company since 2000. Mr. Pyott has served as Chairman of the Board of Allergan, Inc., a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide since 2001, Allergan's Chief Executive Officer since 1998 and its President from 1998 through January 2006. Prior to joining Allergan in 1998, he was a division president and a member of the executive committee of Novartis AG, and before 1996 he held various positions with Sandoz International AG and Sandoz Nutrition Corporation. In addition to being a director of Allergan, Inc., he is a director of Avery Dennison Corporation, Pacific Mutual Holding Company and Pacific LifeCorp. He also serves on the Board and Executive Committee of the California Healthcare Institute, on the Board of the Biotechnology Industry Organization (BIO) and is on the Directors' Board of the Paul Merage School of Business at the University of California (Irvine).

Director Independence

        Under the corporate governance rules of the NYSE, a majority of the members of the Company's Board of Directors must satisfy the NYSE criteria for "independence." No director qualifies under the NYSE rules unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that all of the members of the Board, other than Mr. Mussallem, are independent under the NYSE rules. In making its determinations, the Board of Directors considered that Mr. Loucks served from 1980 to 1998 as the Chief Executive Officer of Baxter International Inc., the former parent of the Company and that while the Company was part of Baxter, Mr. Mussallem reported indirectly to Mr. Loucks. The Board of Directors also considered that Mr. Cardis was a partner of Deloitte & Touche prior to his retirement in May 2004, and that during 2005 the Company paid Deloitte & Touche approximately $690,000 for various employee benefits, information technology, tax and other consulting services. During this same period, the Company remitted funds to Deloitte & Touche for payment of taxes owed by the Company to tax authorities. Mr. Cardis was not involved in any services Deloitte & Touche provided to the Company, and Deloitte & Touche does not serve as the Company's independent registered public accounting firm. After considering the foregoing, the Board concluded that none of these relationships is a material relationship that would impair the independence from management of such individuals.

Meetings of Non-management Directors

        Non-management directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the Board of Directors. Mr. Bowlin is the presiding director over all executive sessions of the Board of Directors.

Communications with the Board

        Any interested party who desires to contact any member of the Board of Directors, including the presiding director or the non-management members of the Board as a group, may write to any member or members of the Board at: Board of Directors, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Secretary of the Company and distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

Meetings

        During the year ended December 31, 2005, the Company's Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board of Directors and any applicable committee held during the period of his or her tenure in 2005.

        The Company encourages, but does not require, its directors to attend the annual meeting of stockholders. Last year, all of the Company's directors attended the annual meeting of stockholders.

Committees

        To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Company has established an Audit and Public Policy Committee and a Compensation and Governance Committee. The Compensation and Governance Committee is responsible for matters relating to the nomination of directors. The Board of Directors is permitted to establish other committees from time to time as it deems appropriate.

Audit and Public Policy Committee

        The Audit and Public Policy Committee (the "Audit Committee") is composed of three directors, each of whom must be independent and financially literate as these terms are defined under the rules of the NYSE. The Board of Directors has determined that each of the members of the Audit Committee is "independent" and "financially literate" under the rules of the NYSE and that John T. Cardis and Philip M. Neal are each an "audit committee financial expert" under the rules of the SEC. The responsibilities of the Audit Committee are included in its written charter, which is included as Appendix A to this Proxy Statement. The charter is also posted under the "Investor Information" section of the Company's website (www.edwards.com).

        As described more fully in the Audit Committee charter, the primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Company's financials statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function and independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; adoption of accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. The Company has a full-time internal audit function that reports to the Audit Committee and to management and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company's system of internal controls.

        The Audit Committee appoints, retains, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquires into the effectiveness of the Company's accounting and internal control functions. The Audit Committee also assists the Board of Directors in establishing and monitoring compliance with the ethical business practice standards of the Company. The Company's business practice standards are posted under the "Investor Information" section of the Company's website (www.edwards.com). The Audit Committee also reviews with the Company's management and the independent registered public accounting firm, the Company's policies and procedures with respect to risk assessment and risk management.

        The Audit Committee held 12 meetings in 2005 and organizes its activities at each meeting through the use of a periodic agenda. At each regularly scheduled meeting of the Audit Committee, the Audit Committee met with the senior members of the Company's financial management team. Additionally, the Audit Committee met in executive session and without others present, at its regularly scheduled meetings, with the Company's independent registered public accounting firm, the director of internal audit and the Company's General Counsel. The current members of the Audit Committee are: John T. Cardis (Chairperson), Robert A. Ingram and Philip M. Neal.

Compensation and Governance Committee

        The Compensation and Governance Committee (the "Compensation Committee") is composed of three directors, each of whom must be independent as that term is defined under the rules of the NYSE. The Board of Directors has determined that each of the members of the Compensation Committee is "independent" under the rules of the NYSE. Each of the members of this committee is also a "nonemployee director" as that term is defined under Rule 16b-3 of the Securities and Exchange Act of 1934 and an "outside director" as that term is defined in Treasury Regulation § 1.162-27(3).

        The responsibilities of the Compensation Committee are included in its written charter, which is included as Appendix B to this Proxy Statement. The charter is also posted under the "Investor Information" section of the Company's website (www.edwards.com).

        The Compensation Committee determines the compensation of executive officers and recommends to the Board of Directors the compensation of outside directors, exercises authority of the Board of Directors concerning employee benefit plans and advises the Board of Directors on other compensation and employee benefit matters. The Compensation Committee also advises the Board of Directors on board committee structure and membership and corporate governance matters.

        In addition, the Compensation Committee makes recommendations to the Board of Directors regarding candidates for election as directors of the Company. The Compensation Committee maintains formal criteria for selecting director nominees who will best serve the interests of the Company and its stockholders. The criteria used for selecting director nominees are set forth in the Compensation Committee's charter. In addition to these minimum requirements, the Compensation Committee will also evaluate whether the candidate's skills and experience are complementary to the existing Board members' skills and experience as well as the need of the Board of Directors for operational, management, financial, international, technological or other expertise. The members of the Compensation Committee interview candidates that meet the criteria and the Compensation Committee selects nominees that it believes best suit the needs of the Board of Directors. From time to time, the Compensation Committee may engage the services of an executive search firm to assist the Compensation Committee in identifying and evaluating candidates for the Board of Directors.

        The Compensation Committee will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Secretary of the Company at One Edwards Way, Irvine, California 92614. Submissions that are received that meet the criteria described above are forwarded to the Compensation Committee for further review and consideration. The Compensation Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

        The Compensation Committee held four meetings in 2005. Members of the Compensation Committee are: Mike R. Bowlin (Chairperson), Vernon R. Loucks Jr. and David E.I. Pyott.

Compensation of Directors

        Cash compensation of nonemployee directors consists of a $20,000 annual retainer. Committee members receive an additional annual retainer of $2,000 per committee and the Chairpersons of the Audit Committee and the Compensation Committee receive an additional annual retainer of $12,000 and $8,000, respectively.

        In addition, to align the directors' interests more closely with the interest of the Company's stockholders, under the Company's Nonemployee Directors Stock Incentive Program (the "Nonemployee Directors Program"), each nonemployee director may receive an annual grant of an option for up to 10,000 shares, or a restricted stock units award for up to 4,000 shares or a combination of an option and restricted stock units award with a maximum value of $200,000. The Compensation Committee has the discretion to determine the actual amount and type of awards for each year within such limitations.

        The award is granted on the day after the Company's annual meeting. The exercise price of an option is the fair market value of the common stock on the grant date, as fair market value is defined in the Nonemployee Directors Program.

        For purposes of the aggregate limit for a combination award, the value of an option share is equal to its fair value as estimated on the date of grant under a valuation model approved by the Financial Accounting Standards Board for purposes of the Company's financial statements under the Statement of Financial Accounting Standards No. 123R, or SFAS 123R (or any successor provision), and the value of any restricted stock units award is equal to the fair market value of the underlying shares of common stock on the date of such award.

        Each option and restricted stock unit award vests in three equal annual installments upon the individual's completion of each year of service as a Board member measured from the grant date (or over such longer period as determined by the Compensation Committee). The individual may elect to receive the shares upon the expiration of a designated period following vesting of the award.

        On May 12, 2005, Messrs. Bowlin, Cardis, Ingram, Loucks, Neal and Pyott each received a restricted stock units award of 4,000 shares as their annual grant. The restricted stock unit awards vest in three equal installments upon completion of each year of service as a Board member measured from the grant date.

        In lieu of all or part of a director's annual cash retainer, the director may elect to receive either an option to purchase shares of common stock or a grant of restricted shares under the Nonemployee Directors Program. If a director makes a timely election and elects to receive a stock option, such option is granted on the date the cash retainer would otherwise have been paid and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director's cash retainer foregone to receive the option. The option is exercisable in full on the grant date and the exercise price per share is the fair market value per share of the common stock on the date of grant, as fair market value is defined in the Nonemployee Directors Program. If a director makes a timely election to receive a restricted share grant, the shares are granted on the date the cash retainer would otherwise have been paid and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock, as fair market value is defined in the Nonemployee Directors Program. The restrictions on the restricted share grant lapse one year from the date of grant.

        On July 1, 2005, Mr. Bowlin received an option to purchase 1,859 shares of the Company's common stock in lieu of his annual cash retainer. On the same date, Messrs. Ingram, Neal and Pyott each received a grant of 464 restricted shares in lieu of their annual cash retainer.

        In addition to the equity awards described above, upon a director's initial election to the Board, the director receives a grant of 5,000 shares of restricted stock units, which vest 50% per year over two years measured from the grant date. Dr. McNeil received a restricted stock units award of 5,000 shares upon her appointment to the Board on February 16, 2006.

        The Nonemployee Directors Program was amended on February 17, 2005, to limit to no more than 60,000 the number of shares that will be used for initial awards with two-year vesting, after which the Company will provide initial awards with a minimum three-year vesting.

Stock Ownership Guidelines for Directors

        The Board of Directors has adopted stock ownership guidelines for directors, described in the Company's Corporate Governance Guidelines, which target each nonemployee director to own a minimum of 20,000 shares of the Company's common stock within five years of the individual first becoming a director. Stock that would count towards meeting the guidelines include the number of common shares owned outright (including restricted stock), plus 25% of vested, in-the-money stock options. The Company's Corporate Governance Guidelines are included as Appendix C to this Proxy Statement. The guidelines are also posted under the "Investor Information" section of the Company's website (www.edwards.com).

        The Company will provide a copy of its Corporate Governance Guidelines, the Company's business practice standards (applicable to all of the Company's employees, executive officers and directors), the Audit Committee charter and the Compensation Committee charter without charge to any person, upon request to: Edwards Lifesciences Corporation, Attention: Secretary, One Edwards Way, Irvine, California 92614.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE
LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM

        On February 16, 2006, the Board of Directors approved an amended and restated Long-Term Stock Incentive Compensation Program (the "Long-Term Stock Program"), subject to stockholder approval. The proposed amendment and restatement will effect the following changes:

  •
  increase the number of shares of common stock available for issuance by 900,000 shares, from 16,900,000 shares to 17,800,000 shares;

  •
  impose a minimum vesting period of three (3) years on awards under the Long-Term Stock Program;

  •
  impose a maximum term of seven (7) years from the grant date for options granted under the Long-Term Stock Program; and

  •
  amend the Long-Term Stock Program in light of recent changes in applicable law and regulations.

        The purpose of the proposed amendment and restatement of the Long-Term Stock Program is to afford the Company the continued ability to implement a comprehensive compensation strategy, which is designed to use appropriate and competitive incentives that reward value creation to align the Company's short-term and long-term goals and resulting performance with the interest of stockholders. The Company's compensation strategy has always been to provide long-term equity incentives to eligible employees as a part of their total compensation package, with higher-level executives receiving a significant portion of their total compensation in equity awards. This strategy has enabled the Company not only to provide performance-based incentives to employees to reinforce the ownership culture that has been important to the Company's success, but also has enabled the Company to use its cash from operations for other purposes that are critical to the future success of the Company, such as investing in research and development projects.

        In May 2005, the Company requested, and the stockholders approved, additional share authorization of 1,400,000 shares. This increase was expected to be sufficient to make equity-based awards until early 2006. As of February 28, 2006, a total of 873,969 shares remained available for new awards under the Long-Term Stock Program (not including shares subject to outstanding awards), and a total of 10,524,644 shares were subject to outstanding options and stock awards (of which approximately 6.6 million shares were fully vested as of February 28, 2006). As of February 28, 2006, the weighted average exercise price of outstanding options was $27.81, and the weighted average remaining contractual life of outstanding options was 4.95 years. The Company has projected that it will need additional shares at this time to continue to use stock-based compensation to provide competitive long-term incentives to its eligible employees. Although the Company's compensation strategy has been formulated for the long-term, the Company is requesting stockholder approval of only the number of shares anticipated to be necessary to implement its equity-based compensation strategy for approximately the next year (through early 2007).

        The Company expects that imposing a minimum vesting period of three (3) years on awards and limiting the term of options to seven (7) years from the grant date are appropriate terms for awards made under the Long-Term Stock Program.

        The Long-Term Stock Program was initially adopted by the Board of Directors in March 2000, and was most recently amended and approved by the stockholders in May 2005. The following summary describes the principal features of the Long-Term Stock Program, as amended and restated by the Board on February 16, 2006, subject to stockholder approval. This summary, however, does not purport to be a complete description of the Long-Term Stock Program. A copy of the amended and restated Long-Term Stock Program is attached as Appendix D to this Proxy Statement.

Administration

        The Long-Term Stock Program is administered by the Compensation Committee of the Board of Directors, which must consist of at least two members who qualify as nonemployee directors under the definition in Section 16 of the Securities and Exchange Act of 1934 and as outside directors under Section 162(m) of the Internal Revenue Code. The Compensation Committee may, and has, delegated authority to the Chairman of the Board and Chief Executive Officer to grant options to eligible employees who are not executive officers.

Eligibility

        Only employees and certain other personnel of the Company or its subsidiaries are eligible to participate in the Long-Term Stock Program. As of February 28, 2006, approximately 5,400 employees (including 11 executive officers) were eligible to participate in the Long-Term Stock Program.

Share Reserve

        Subject to adjustment for certain changes in the Company's capitalization, a total of 17,800,000 shares of the Company's common stock will be authorized for issuance under the Long-Term Stock Program, including the 900,000 shares that are the subject of this Proposal 2. In general, shares subject to outstanding options or other awards under the Long-Term Stock Program that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance under the Long-Term Stock Program. Unvested shares issued under the Long-Term Stock Program and subsequently forfeited to or reaquired by the Company will be added back to the number of shares reserved for issuance under the Long-Term Stock Program and will accordingly be available for subsequent issuance. However, shares which are withheld from an award to satisfy tax withholding obligations, shares which are surrendered to fulfill tax obligations incurred under the Long-Term Stock Program, and shares surrendered in payment of the option exercise price upon the exercise of an option will not be available for reissuance under the Long-Term Stock Program.

Types of Awards

        Three types of awards may be granted under the Long-Term Stock Program: stock options, restricted stock and restricted stock units.

        Stock Options.    Nonqualified and incentive stock options may be granted under the Long-Term Stock Program. The Committee has the discretion to select eligible participants to receive options, and determine the type, number of shares, exercise price and other terms of options granted under the Long-Term Stock Program. No option may be granted at less than the current fair market value of the shares, which is defined as the closing price of the Company's common stock on the day before the grant date. As of February 28, 2006, the closing price per share of the Company's common stock was $41.35.

        In addition, following approval of the amendment of the Long-Term Stock Program under this Proposal 2, the term of options may not be greater than seven years from the date of grant. Options may terminate sooner in accordance with their provisions, such as upon the employee's termination of employment. Options granted prior to May 2003 generally vest over three years from the grant date, whereas options granted after such time generally vest over four years from the grant date. Following approval of amendment of the Long-Term Stock Program under this Proposal 2, all options will vest over a minimum of three years from the grant date.

        Subject to adjustment for certain changes in the Company's capitalization, no more than 1,000,000 shares in aggregate may be granted in the form of stock options to a participant per fiscal year. Stockholder approval of this proposal will also constitute a reapproval of the 1,000,000 shares limitation for purposes of Internal Revenue Code Section 162(m).

        Restricted Stock and Restricted Stock Units.    Shares of common stock that have restrictive conditions may be issued under the Long-Term Stock Program. The Compensation Committee has the discretion to select eligible participants to receive restricted stock, and determine the number of shares, purchase price (if any), conditions of restriction and other terms of restricted stock issued under the Long-Term Stock Program. A participant who receives an award of restricted stock will have stockholder rights, including voting and dividend rights, for those shares unless the Compensation Committee determines otherwise.

        The Compensation Committee may issue restricted stock units which entitle the participant to receive common stock underlying those units upon attainment of designated performance goals, the satisfaction of specified service requirements or upon the expiration of a designated time period following the vesting of those units. The Compensation Committee has the discretion to select eligible participants to receive restricted stock units, and to determine the number of shares, the vesting and other terms and conditions of the restricted stock units. The holders of restricted stock units will not have any stockholder rights until the underlying shares are actually issued. However, dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock on outstanding restricted units, subject to such terms and conditions as the Compensation Committee deems appropriate.

        To assure that the compensation attributable to one or more restricted stock issuances or restricted stock units under the Long-Term Stock Program will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more stock issuances or restricted stock units so that the shares of common stock subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: return measures (including, but not limited to, return on assets, capital, investment, equity or sales); earnings per share; net income (before or after taxes) or operating income; earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; sales or revenue targets; market to book value ratio; cash flow or free cash flow (cash flow from operations less capital expenditures); market share; cost reduction goals; budget comparisons; implementation, completion or progress of projects, processes, products or product lines strategic or critical to the Company's business operations; measures of customer satisfaction; share price (including, but not limited to, growth measures and total stockholder return); working capital; economic value added; percentage of sales generated by new products; progress of research and development projects or milestones; growth in sales of products or product lines; any combination of, or a specified increase in, any of the foregoing; and the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company's revenue or profitability or expand the Company's customer base. Performance goals may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company's business groups or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The attainment of performance goals may be measured including or excluding certain extraordinary items. The Compensation Committee will not have the discretion to accelerate the vesting of shares intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

        Following approval of the amendment of the Long-Term Stock Program under this Proposal 2, restricted stock and restricted stock units will vest over a minimum of three years measured from the award date.

        Subject to adjustment for certain changes in the Company's capitalization, not more than 1,000,000 shares in the aggregate may be issued as restricted stock and restricted stock unit awards under the Long-Term Stock Program during a fiscal year, and no more than 200,000 shares may be issued as restricted stock or restricted stock units to any one participant during a fiscal year.

Stock Awards

        The table below shows the number of options granted under the Long-Term Stock Program between January 1, 2005 and February 28, 2006, to the individuals and groups indicated. Directors who are not employees are not eligible to participate in the Long-Term Stock Program (although they are eligible to participate in the Company's Nonemployee Directors Stock Incentive Program), and accordingly none of the Company's nonemployee directors have received options under the Long-Term Stock Program.

Name and Position	Options Granted (Number of Shares)	Weighted Average Exercise Price
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	164,500	$45.90
Stuart L. Foster	56,000	$45.90
Anita B. Bessler	49,000	$45.90
Corinne H. Lyle	49,000	$45.90
Patrick B. Verguet	38,500	$45.90
All current executive officers as a group (11 persons)	562,600	$45.77
All non-executive directors as a group (7 persons)	0	n/a
All employees, including current officers who are not executive officers, as a group (5,407 persons as of 2/28/06)	1,686,201	$45.35

        The following table sets forth the number of shares of our common stock subject to restricted stock units awarded under the Long-Term Stock Program between January 1, 2005 and February 28, 2006 to the individuals and groups indicated:

Name and Position	Number of Shares Subject to Restricted Stock Units
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	49,834
Stuart L. Foster	6,850
Anita B. Bessler	6,404
Corinne H. Lyle	6,000
Patrick B. Verguet	4,700
All current executive officers as a group (11 persons)	106,570
All non-executive directors as a group (7 persons)	0
All employees, including current officers who are not executive officers, as a group (5,407 persons as of 2/28/06)	305,021

        As of February 28, 2006, options covering 10,155,567 shares of common stock and restricted stock units covering 369,077 shares were outstanding under the Long-Term Stock Program, 873,969 shares remained available for future option grant, restricted stock units or direct issuance, and 5,649,475 shares have been issued pursuant to the exercise of outstanding options and 150 shares have been issued upon vesting of restricted stock units under the Long-Term Stock Program.

        On April 4, 2006, the Company is scheduled to grant restricted stock unit awards in connection with the transition of certain longer service salaried exempt employees out of Baxter International Inc.'s pension plan as a result of the spin-off of the Company from Baxter International Inc. The number of restricted stock units to be awarded to each participant will be determined by dividing the amount equivalent to the participant's transition grant eligible earnings for 2005 by the fair market value of the Company's common stock on the date of grant. On February 16, 2006, the Board approved the transition grant eligible earnings for two named executives: Mr. Mussallem and Ms. Bessler. Please see the section titled "Transition Grants for Salaried Exempt Employees" on page 27 for more information.

Amendment of the Long-Term Stock Program

        The Board may alter, amend, suspend or terminate the Long-Term Stock Program at any time and the Compensation Committee may amend awards previously granted. However, stockholder approval will be required for any amendment of the Long-Term Stock Program that (a) materially increases the number of shares available for issuance under the Long-Term Stock Program (other than pursuant to certain adjustments), (b) expands the type of awards available under the Long-Term Stock Program, (c) materially expands the class of participants eligible to receive awards under the Long-Term Stock Program, (d) materially extends the term of the Long-Term Stock Program, (e) materially changes the method of determining the option price under the Long-Term Stock Program or (f) deletes or limits any provision of the Long-Term Stock Program prohibiting the repricing of options. In addition, except for adjustments made in connection with changes in the Company's capitalization, the Compensation Committee may not amend outstanding options for the sole purpose of lowering the exercise price or to cancel and reissue options to lower the exercise price, without stockholder approval. In addition, no termination, amendment or modification of the Long-Term Stock Program or amendment of previously granted awards may adversely affect in any material way a previously granted award, without the consent of the participant holding the award. The Long-Term Stock Program will terminate on April 1, 2010 unless extended.

Acceleration Upon Change in Control

        Upon a change in control (as defined in the Long-Term Stock Program), outstanding awards will immediately become 100% vested and exercisable and any restrictions will immediately lapse, unless the award is a performance-based award granted after May 8, 2002. If the award is performance-based (that is, the award matures based on factors other than just the participant's continuous employment or service) and is granted after May 8, 2002, then the treatment of the award in the event of a change in control is dictated by a Compensation Committee determination made at the time the award is granted.

Adjustments in Authorized Shares

        In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, adjustments will be made to (i) the maximum number and class of shares issuable under the Long-Term Stock Program, (ii) the maximum number and class of shares for which options may be granted to a participant per fiscal year, (iii) the maximum number and class of shares for which restricted stock and restricted stock units may be issued in the aggregate and to any participant per fiscal year and (iv) the number and class of and/or price of shares subject to outstanding awards granted under the Long-Term Stock Program. Such adjustments will be made as deemed to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

New Plan Benefits

        No options have been granted, and no direct stock issuances or restricted stock units have been awarded, on the basis of the 900,000 share increase which forms part of this Proposal 2.

Summary of Federal Income Tax Consequences

        The following summary describes the United States federal income taxation treatment applicable to the Company and the participants who receive awards under the Long-Term Stock Program.

        Option Grants.    Options granted under the Long-Term Stock Program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will generally be allowed for the Company's taxable year in which such ordinary income is recognized by the optionee.

        Restricted Stock. A recipient of restricted stock will generally recognize ordinary income when his or her shares vest, based on the then fair market value of the shares. The recipient, may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of issuance of the shares the fair market value of the shares at that time. The recipient will be required to satisfy the tax withholding requirements applicable to such income.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance. The holder will be required to satisfy the tax withholding requirements applicable to such income.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the holder.

        Deductibility of Executive Compensation.    The Company anticipates that any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options granted under the Long-Term Stock Program will remain deductible by the Company without limitation under Section 162(m). However, any compensation deemed paid by the Company in connection with restricted stock or restricted stock units issued under the Long-Term Stock Program will be subject to the $1 million limitation, unless the vesting of the stock or units is tied solely to one or more of the performance milestones described above.

        Accounting Treatment.    Under SFAS 123R, the Company is required to expense all share-based payments including option grants, restricted stock and restricted stock units, commencing January 1, 2006. Accordingly, option grants under the Long-Term Stock Program to our employees will result in a direct charge to the Company's reported earnings in an amount equal to the fair value of the options as determined under SFAS 123R; the charge will be amortized over the vesting period. Similar option expensing will be required for any unvested options outstanding on January 1, 2006 with the grant date fair value of those unvested options to be charged against our reported earnings over the remaining vesting period.

        Any option grants made to nonemployees under the Long-Term Stock Program will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the fair value of the option over the period between the grant date of the option and the vesting date of each installment of the option shares.

        The number of outstanding options will be a factor in determining the Company's earnings per share on a fully-diluted basis.

        Restricted stock issued under the Long-Term Stock Program will result in a direct charge to the Company's reported earnings equal to the excess of the fair market value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to the Company's reported earnings will be amortized over the vesting period. Similar accounting treatment will be in effect for any restricted stock units issued under the Long-Term Stock Program.

Vote Required for Approval of the Long-Term Stock Program

        The affirmative vote of a majority of shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote is necessary for the approval of the amendment and restatement of the Long-Term Stock Program. If stockholder approval is not obtained, then the number of shares reserved under the Long-Term Stock Program will not be increased, the minimum vesting period for awards will not be limited to three years and the maximum term for options will continue to be ten years from the option grant date.

        Furthermore, if stockholder approval of this proposal is not obtained, then the Company will be unable to fully implement the long-term incentive component of its compensation strategy. If the Company is unable to fully implement its compensation strategy, the Company may have to provide more cash incentives to employees, which will limit the Company's ability to more closely align the interests of participating employees with those of stockholders and to use its cash for other purposes critical to the future success of the Company. In addition, the Company may not be able to attract and retain top talent who deem equity compensation important to their overall compensation package.

        The Board of Directors of the Company recommends a vote FOR the amendment and restatement of the Long-Term Stock Incentive Compensation Program.

Equity Compensation Plan Information

        The following table provides information on the shares of common stock that may be issued upon exercise of options or rights outstanding as of December 31, 2005 under the Company's five equity compensation plans, which include the Long-Term Stock Program, Nonemployee Directors Program, 2001 Employee Stock Purchase Plan for United States Employees, 2001 Employee Stock Purchase Plan for International Employees and Executive Option Plan. The Company has never issued any warrants under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance(3)
Equity compensation plans approved by stockholders	10,602,382	(4)	$27.62	1,682,393	(5)
Equity compensation plans not approved by stockholders(6)	15,681	(7)	$6.89	406,457	(8)
Total	10,618,063			2,088,850

(1)
In accordance with the terms and conditions of the Long-Term Stock Program, option awards are not transferable to third parties for consideration.

(2)
The weighted average exercise price is calculated without taking into account 348,808 shares of common stock subject to outstanding restricted stock units that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)
The amounts indicated in this column exclude securities listed in the column titled "Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights."

(4)
This amount includes 348,808 shares of common stock subject to restricted stock unit awards that will entitle the holders to one share of common stock for each such unit that vests over the holders' period of continued service. This amount excludes purchase rights outstanding under the Company's 2001 Employee Stock Purchase Plan for United States Employees. Approximately 228,658 shares would be issuable under purchase rights outstanding under the 2001 Employee Stock Purchase Plan, assuming that the participation rate and purchase price of shares for the remaining quarterly purchases under each such outstanding right is the same as the participation rate and purchase price for such right for the quarter ended December 31, 2005.

(5)
As of December 31, 2005, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by stockholders: (a) Long-Term Stock Program prior to amendment under Proposal 2—923,322; (b) Nonemployee Directors Program—290,703; and (c) 2001 Employee Stock Purchase Plan for United States Employees—468,368. If Proposal 2 is approved by the stockholders, 1,823,322 shares of common stock will be available for future issuance under the Long-Term Stock Program.

(6)
Reflects information for the Executive Option Plan (the "EOP"), which was discontinued on December 31, 2004, and the 2001 Employee Stock Purchase Plan for International Employees (the "International ESPP").

  The EOP permitted executive officers and other key employees to receive options to purchase shares of mutual funds or common stock of the Company in lieu of all or a portion of their compensation from the Company. Each plan participant received an option to purchase securities with a grant date value of one and one-third dollars for every dollar of his or her compensation foregone, including any Company contributions, and an exercise price equal to one quarter of the fair market value of the underlying securities on the grant date. Prior to December 31, 2004, options were granted to purchase additional shares of mutual funds or common stock of the Company with a value equal to any dividends paid on the shares subject to the original options. After December 31, 2004, the Company paid an amount equal to such dividends in cash. Options generally became exercisable six months after the grant date, have a ten year term and may terminate earlier upon the termination of the optionee's service with the Company. Options granted prior to January 1, 2005 remain outstanding (with the latest expiration date of certain of such options being December 31, 2005).

  In 2001, the Company implemented the International ESPP pursuant to which 650,000 shares of common stock were initially reserved for issuance. Regular employees of participating international subsidiaries who are scheduled to work 20 hours or more per week and employees where local law requires the International ESPP be offered to them may participate in the International ESPP. Under the International ESPP, eligible employees may purchase shares of the Company's common stock at a discount with accumulated payroll deductions. Shares are purchased generally on the last day of each calendar quarter at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of common stock on the employee's entry date into the two-year offering period, as fair market value is defined in the International ESPP, or (ii) the fair market value per share on the quarterly purchase date, as fair market value is defined in the International ESPP.

(7)
This amount excludes purchase rights outstanding under the International ESPP and represents only shares subject to option under the EOP. Approximately 49,138 shares would be issuable under purchase rights outstanding under the International ESPP, assuming that the participation rate and purchase price of shares for the remaining quarterly purchases under each such outstanding right is the same as the participation rate and purchase price for such right for the quarter ended December 31, 2005.

(8)
This amount represents 406,457 shares remaining available for issuance under the International ESPP.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. PricewaterhouseCoopers LLP also performs certain non-audit services for the Company. Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that it is a good corporate governance practice to follow. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2006.

REPORT OF THE AUDIT AND PUBLIC POLICY COMMITTEE

        The Audit and Public Policy Committee (the "Audit Committee") is currently comprised of three directors, each of whom meets the independence and experience requirements of the NYSE. The Audit Committee operates under a written charter adopted by the Board, which is posted under the "Investor Information" section of the Company's website (www.edwards.com).

        Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws, regulations and ethical business practices. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America and to issue a report thereon. The Company's independent registered public accounting firm is also responsible for independently auditing the Company's internal control over financial reporting and attesting to management's assessment of the effectiveness of such internal controls. The Audit Committee's responsibility is to monitor and oversee these processes.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2005. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

  The Audit and Public Policy Committee:
  John T. Cardis (Chairperson)
  Robert A. Ingram
  Philip M. Neal

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        During 2005, the Company retained its independent registered public accounting firm, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

	2005	2004
	(in millions)
Audit Fees	$1.9	$1.8
Audit Related Fees	—	—
Tax Fees	0.6	0.8
All Other Fees	—	—

Audit Related Fees

        There were insignificant or no amounts paid under "Audit Related Fees" in 2005 and 2004.

Tax Fees

        Amounts paid under "Tax Fees" in 2005 were for tax compliance ($0.3 million) and consulting ($0.3 million), and in 2004 were for tax compliance ($0.3 million) and consulting ($0.5 million).

All Other Fees

        There were insignificant or no amounts paid under "All Other Fees" in 2005 and 2004.

        The Audit Committee has considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP with their independence.

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee at least annually reviews and pre-approves the services that may be provided by the independent registered pubic accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual Audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.

REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE

        The Compensation and Governance Committee (the "Compensation Committee") of the Board of Directors of Edwards Lifesciences Corporation (the Company") is composed of three independent, nonemployee directors, who have no "interlocking" relationships as defined by the U.S. Securities and Exchange Commission. The Compensation Committee establishes and administers the executive compensation programs of the Company, annually reviews and approves the performance goals for the compensation of executive officers (including the Chairman and Chief Executive Officer), evaluates executive officers' performance in light of these goals, and approves executive officers' compensation based on performance. Consistent with the Compensation Committee's charter, the Compensation Committee also reviews and approves various other Company compensation policies and administers the Company's equity plans and grants stock-based awards to the Company's executive officers.

        The Compensation Committee engages an independent compensation consultant to assist in evaluating and setting compensation for executive officers. The consultant is retained by, and reports directly to, the Compensation Committee. The Compensation Committee also receives input from management where appropriate.

        The Compensation Committee has provided this report on executive compensation for inclusion in this Proxy Statement.

        Compensation Philosophy For Executive Officers.    The Company's philosophy is to provide compensation programs that attract, retain and motivate executives with superior leadership and management capabilities, emphasize performance-based compensation over fixed salary and align the interests of executive officers with those of the Company's shareholders by providing appropriate long-term, equity-based incentives, and are competitive with other companies of similar size and focus.

        The companies chosen for the comparator group used for compensation purposes are generally represented in, but are not entirely the same companies that comprise, the Morgan Stanley Healthcare Products index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that are included in the Morgan Stanley Healthcare Products index. The composition of the comparator group is reviewed each year. Compensation data in the comparator companies are reported in nationally recognized surveys whose participants include companies with which the Company and its subsidiaries compete for executive talent. In addition, the Compensation Committee reviews compensation information published in proxy statements of companies of similar size and industry focus as the Company. The proxy peer group data and analysis are provided by an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee.

        Consistent with the Company's philosophy, a total compensation package is determined for each executive officer, including the Company's Chairman and Chief Executive Officer, consisting primarily of cash compensation (comprised of base salary and annual incentive pay), long-term incentive awards and benefits. These key components of compensation are addressed separately below. The Compensation Committee considers the relative importance of all elements of an executive's total compensation package. The proportions of these components of compensation will vary among the officers depending upon their functional levels of responsibility, but generally a significant amount of pay for executive officers is comprised of short and long-term incentives, or at-risk pay, to focus management on both tactical and strategic interests of stockholders.

        For 2005 the Compensation Committee reviewed a total compensation summary for the Company's Chairman and Chief Executive Officer, and expects to use total compensation summaries in reviewing executive officer compensation in the future.

        Cash Compensation.    The Compensation Committee regularly reviews each executive officer's base salary. Base salaries are set by the Compensation Committee to recognize each individual's responsibilities, prior experience and breadth of knowledge, as well as internal equity considerations. Other factors considered in base salary determination are the executive officer's performance as measured against performance management objectives that are set at the beginning of the year, current demonstrated performance and contribution, future potential, overall company performance, and achievement of key operating drivers. In addition, competitive market position for each executive officer is reviewed based on an analysis provided by the compensation consultant.

        Base salaries generally average approximately 23% (ranging from 13% to 32%) of the value of executive total compensation. With the Company's emphasis on performance based total compensation, base salaries are evaluated in conjunction with annual incentive targets (described below) to achieve a targeted level of total cash compensation at or near the median of total cash compensation among executive officers in comparator companies if the Company's performance is at or above targeted performance levels.

        Annual incentive pay is determined under the Edwards Incentive Plan, which was approved by the stockholders in 2005. The Edwards Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses that are tied to the achievement of corporate financial and operational goals and individual performance objectives. The Compensation Committee sets performance goals for each year. This allows the Company to focus key executives on specific goals that are of primary importance during the current year. Targets are set by the Compensation Committee to be achievable, but require above average performance from each of the executives. Actual bonus payout is based upon Company and individual performance. Payments under the Edwards Incentive Plan will result in total annual cash compensation above the target only if the Company's performance is strong.

        Funding for the Edwards Incentive Plan is based on an assessment of the Company's financial performance relative to the Committee's pre-established corporate financial performance goals, ranging from 0% to 150% of target. The target bonus payout under the Edwards Incentive Plan averages approximately 14% (ranging from 9% to 18%) of the value of an executive's total compensation.

        For 2005, corporate financial goals were based on three measures: revenue growth (40% weighting), net income (35% weighting) and free cash flow (25% weighting). In addition, five corporate goals, referred to as Key Operating Drivers, were set. The Key Operating Drivers for 2005 included, for example, achieving sales goals for certain products and achieving key research and development milestones. Finally, individual performance management objectives were set for each executive officer. The overall bonus payout amount could range from 0% to 200% of target based on performance. As an example, if all five Key Operating Drivers were achieved (in addition to 100% of the corporate financial goals), an executive officer would have the ability to earn 150% of his or her target annual incentive. If three Key Operating Drivers were achieved (in addition to 100% of the corporate financial goals), the executive would have the ability to earn 100% of his or her target annual incentive. However, if less than three Key Operating Drivers were achieved, or the financial goals were not met, then incentives would be reduced below the 100% target level. After reviewing the Company's financial performance and achievement of corporate goals, the Compensation Committee determined that the Edwards Incentive Plan bonus for 2005 should be 120% of target. Payouts could be further adjusted based on achievement of individual performance management objectives.

        Long-Term Incentive Awards.    Under the Long-Term Stock Incentive Compensation Program, as amended (the "Long-Term Stock Program"), the Company has the ability to grant various types of long-term incentive awards including stock options, restricted stock and restricted stock units. Stock options and restricted stock units were the only types of long-term incentive awards granted under the Long-Term Incentive Program in 2005.

        The Long-Term Stock Program is designed to enhance the value of the Company by aligning participants' interests more closely to those of the Company's stockholders and by providing participants with an incentive for excellence. In keeping with the Company's commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives average approximately 57% (ranging from 46% to 70%) of the value of an executive officer's total compensation package.

        When awarding long-term incentives, the Compensation Committee considers each executive officer's levels of responsibilities, prior experience, ability to influence long-term results of the Company and individual performance criteria. The Company also considers the competitive compensation at comparator companies for total direct compensation, which includes base salaries, annual incentives and the estimated annual value of long-term incentive awards.

        Stock Options.    Under the Long-Term Stock Program, stock options are granted at an option price not less than the fair market value of the common stock on the date of the grant. Therefore, stock options have value only if the stock price of the common stock appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

        The number of stock options granted under the Long-Term Stock Program is based upon competitive practice, the Company's overall performance and the individual's contribution to long-term and strategic goals. The Company's stock options awarded in 2005 are fully exercisable in four years and have a seven-year term.

        Restricted Stock Units.    Beginning in 2005, executive officers received a portion of their long-term incentive grants in the form of restricted stock units. These restricted stock units vest 50% after three years and 100% after four years.

        We refer you to the section entitled "Executive Compensation and Other Information" of this Proxy Statement for additional information regarding equity awards to our named executive officers in 2005.

        Benefits.    Executive officers are eligible to participate in employee benefit programs generally offered to other employees of the Company. These benefits generally provide approximately 6% (ranging from 3% to 8%) of the value of the executive's total compensation. The Company also provides certain other benefits to its executive officers that are not generally available to the Company's employees. For example, the Executive Deferred Compensation Plan provides officers and other key employees the opportunity to defer compensation earned after December 31, 2004 to future dates specified by the participant with a return based on investment alternatives selected by the participant. Please refer to the "Summary Compensation Table" for 2005 information regarding benefits.

        Compensation of the Chief Executive Officer.    Mr. Mussallem's base salary was set at $725,000 for 2005, based on the Compensation Committee's review and consideration of Mr. Mussallem's performance as Chairman and Chief Executive Officer. In setting Mr. Mussallem's base salary, the Compensation Committee considered, among other things, the compensation consultant's independent review and assessment of Mr. Mussallem's competitive market position; Mr. Mussallem's performance in leadership and strategic execution; and the Company's achievement of Key Operating Drivers and financial targets. The Compensation Committee chose to set Mr. Mussallem's base salary at a level that was competitive with market levels.

        For 2005 performance under the Edwards Incentive Plan, the Committee awarded Mr. Mussallem a bonus of $739,500. The 2005 award, a decrease from $1,150,000 awarded the prior year, reflects the Company's performance versus pre-established goals.

        On April 4, 2005, Mr. Mussallem received a grant of 1,362 restricted stock units pursuant to a program designed in 2000 to facilitate the transition of certain longer service salaried exempt employees out of Baxter International Inc.'s pension plan by annually offering so-called "transition grants" of the Company's common stock until the earlier of the employee's termination of employment or the date on which the employee reaches age 65. These restricted stock units vest in a single installment on April 4, 2008.

        On May 12, 2005, Mr. Mussallem was awarded a stock option grant under the Long-Term Stock Program. This grant provided him with an option to purchase 164,500 shares of common stock with an exercise price of $45.90 per share which was the fair market value of the common stock on the date of grant. He also received a grant of 20,150 restricted stock units under the Long-Term Stock Program effective on the same date. These grants were made consistent with grants made to other executives and key employees throughout the Company, and are intended to continue to provide a strong link between the interests of Mr. Mussallem and the stockholders.

        Also on May 12, 2005, the Compensation Committee approved a grant of 28,322 restricted stock units to Mr. Mussallem after reviewing competitive market data and the Company's strong financial performance. These restricted stock units vest in a single installment on May 12, 2010, and require Mr. Mussallem's continuous employment between the grant date and the vesting date in order for Mr. Mussallem to receive the shares. The compensation consultant had been requested in July 2004 to prepare a review of Mr. Mussallem's competitive pay position for the Compensation Committee. The Compensation Committee's review determined at that time that Mr. Mussallem's pay was low for base, total cash and total direct compensation, with the long-term incentive component of the package the lowest, at approximately 33% below the three-year market average. The difference in the long term incentive was approximately $1.3 million, and the Compensation Committee decided that it would consider providing, and did provide at its May 2005 meeting, Mr. Mussallem with an equity award to compensate him for his below market average long-term incentive compensation.

        Chief Executive Officer Succession Planning.    At each regular Board meeting, management provides a chief executive officer successor update where near- and long-term successors are evaluated on their readiness for the job. For each potential successor, key development areas are identified and individual development plans, including possible next jobs, are updated and reviewed on a regular basis. Succession planning for the Chief Executive Officer remains an integral part of the Company's rigorous global talent development process.

        Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for annual compensation deemed paid to executive officers identified in the summary compensation table of the proxy statement to $1 million per individual, unless that compensation qualifies as performance based under Section 162(m). The Compensation Committee considers the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the tax benefits to the Company's stockholders. The Long-Term Stock Program is a stockholder approved plan which has been structured so that any compensation deemed paid in connection with the exercise of stock options or other performance-based awards under that plan will qualify as performance-based compensation not subject to the $1 million limitation. Awards under the Edwards Incentive Plan will not be subject to the $1 million limitation as long as the awards are linked to the stockholder approved performance goals. However, the Compensation Committee also believes that it is important to preserve the Company's ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. The Compensation Committee will design salary, annual incentive bonuses and long-term incentive compensation in a manner that it believes prudent or necessary to hire and retain the Company's executive officers, and some of the compensation deemed paid to these executive officers may be nondeductible.

        We will continue to monitor the effectiveness of the Company's total compensation program to meet the needs of the Company.

  The Compensation and Governance Committee:
  Mike R. Bowlin (Chairperson)
  Vernon R. Loucks Jr.
  David E.I. Pyott

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth a summary, for the years ended December 31, 2005, 2004 and 2003, of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2005. The five individuals identified in the Summary Compensation Table are referred as the "named executive officers" throughout this Proxy Statement.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary (1)	Bonus (1)	Other Annual Compensation (2)	Restricted Stock Unit Awards ($)	Securities Underlying Options/SARs (#)	All Other Compensation (3)
Michael A. Mussallem(4) Chairman of the Board and Chief Executive Officer	2005 2004 2003	$717,731 713,846 664,615	$739,500 1,150,000 356,440	— — —	$2,256,888	164,500 5,461 347,056	$195,058 165,650 181,886
Stuart L. Foster Corporate Vice President, Technology and Discovery	2005 2004 2003	391,077 389,038 360,962	255,000 334,223 122,360	— — —	310,716	56,000 — 180,000	25,064 20,921 22,223
Anita B. Bessler Corporate Vice President, Global Franchise Management	2005 2004 2003	335,308 332,462 308,769	269,640 369,648 103,740	— — —	289,423	49,000 1,989 137,409	27,981 17,847 18,947
Corinne H. Lyle(5) Corporate Vice President and President, Global Operations	2005 2004 2003	343,538 331,154 246,808	257,400 290,282 101,950	— — —	272,160	49,000 162 55,748	20,253 15,905 140,000
Patrick B. Verguet(6) Corporate Vice President, Europe	2005 2004 2003	319,448 309,511 262,800	222,306 288,815 56,237	112,383 144,235 135,238	213,192	38,500 30,000 18,000	85,911 81,772 55,587

(1)
Amounts shown for 2005 and 2003 salary each reflect 26 biweekly pay periods; amounts shown for 2004 salary reflect 27 biweekly pay periods.

  Amounts shown for 2005 include amounts that were deferred into the Executive Deferred Compensation Plan ("EDCP") as follows: Mr. Mussallem—$163,465; Mr. Foster—$153,748; Ms. Bessler—$107,876; and Ms. Lyle—$91,154. The EDCP provides officers and other key employees the opportunity to defer compensation to future dates specified by the participant with a return based on investment alternatives selected by the participant.

  Amounts shown for 2004 include amounts forgone in exchange for options granted under the Executive Option Plan ("EOP") as follows: Mr. Mussallem—$111,890; Mr. Foster—$180,688; Ms. Bessler—$92,932; and Ms. Lyle—$155,246. For Mss. Bessler and Lyle, $8,395 and $2,526, respectively, were attributed to options to purchase shares of the Company's common stock (see "Option Grants in the Last Fiscal Year" table). For more information on the EOP, please see Footnote 6 to the table in "Equity Compensation Plan Information" on page 16.

  Amounts shown for 2003 include amounts foregone in exchange for options granted under the EOP as follows: Mr. Mussallem—$93,514; Mr. Foster—$100,081; and Ms. Bessler—$66,050 of which $9,907 was attributed to options to purchase shares of the Company's common stock.

(2)
Amounts shown for 2005 for Mr. Verguet include certain perquisites including reimbursement of international assignment expenses in the amount of $88,964.

  Amounts shown for 2004 for Mr. Verguet include certain perquisites including reimbursement of international assignment expenses in the amount of $118,059.

  Amounts shown for 2003 represent reimbursement for the payment of taxes in the case of Ms. Lyle and, for Ms. Lyle and Mr. Verguet, also include certain perquisites, of which the following amounts are reimbursement of relocation expenses for Ms. Lyle and international assignment expenses for Mr. Verguet: Ms. Lyle—$30,373 and Mr. Verguet—$117,003.

(3)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2005:

Type of Compensation	Mr. Mussallem	Mr. Foster	Ms. Bessler	Ms. Lyle	Mr. Verguet
401(k) or Retirement Plan Company Contributions*	$8,400	$8,400	$8,400	$8,400	$45,136
EDCP Company Contribution	$64,762	$15,686	$18,746	$11,126	—
Payment of Insurance Premiums	$1,896	$978	$835	$727	$40,775
Imputed Interest on Loan**	$120,000	—	—	—	—
  *
  Amounts for Messrs. Mussallem and Foster and Mss. Bessler and Lyle reflect the Company's matching contribution to the 401(k) plan. The amount for Mr. Verguet, a resident of Switzerland, reflects the amount contributed by the Company to private retirement arrangements that supplement the Swiss social security program.

  **
  Calculation of imputed interest assumes an interest rate of 5.44% and 0.57 points amortized over 30 years. For more information on the loan, please see the description under "Certain Relationships and Related Transactions" on page 29.

(4)
Amounts shown for 2005 Restricted Stock Unit Awards include an award of 28,322 restricted stock units on May 12, 2005, to compensate Mr. Mussallem for his below market average long-term incentive compensation. For more information, please see the "Report of the Compensation and Governance Committee" on page 19.

(5)
Ms. Lyle was appointed to the newly-created position of President, Global Operations effective as of January 1, 2006. Ms. Lyle previously served as the Company's Corporate Vice President, Chief Financial Officer and Treasurer from 2003 through December 2005.

(6)
Amounts shown under Annual Compensation and All Other Compensation were paid to Mr. Verguet in Swiss francs, and are impacted by fluctuations in the rate of exchange between the United States dollar and the Swiss franc for the years covered by the table.

Stock Options Granted in 2005

        The following table contains information concerning the stock options granted to named executive officers during the 2005 fiscal year. No stock appreciation rights were granted to the named executive officers during fiscal 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
			Percent of Total Options/SARs Granted To Employees In Fiscal Year (2)
	Number of Securities Underlying Options/SARs Granted (#)					Potential Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term(3)
				Exercise or Base Price ($/share)
Name					Expiration Date
						0%	5%	10%
Michael A. Mussallem	164,500	(1)	10.20%	$45.90	5/11/12	—	$3,073,832	$7,163,336
Stuart L. Foster	56,000	(1)	3.47%	45.90	5/11/12	—	1,046,411	2,438,582
Anita B. Bessler	49,000	(1)	3.04%	45.90	5/11/12	—	915,610	2,133,760
Corinne H. Lyle	49,000	(1)	3.04%	45.90	5/11/12	—	915,610	2,133,760
Patrick B. Verguet	38,500	(1)	2.39%	45.90	5/11/12	—	719,408	1,676,525

(1)
Options to acquire common stock granted under the Long-Term Stock Program. The options become exercisable in four equal annual installments beginning on May 12, 2006. The options have a seven-year term, but may terminate prior to their expiration date upon the officer's termination of employment with the Company.

(2)
In 2005, the Company granted employees options to purchase an aggregate of 1,612,060 shares of common stock.

(3)
Potential realizable values are calculated net of option exercise price but before taxes associated with the option exercise. The assumed rates of stock appreciation are set by the rules of the SEC governing proxy statement disclosure and are not intended to forecast the future appreciation of the common stock subject to the options.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table provides information regarding outstanding options to purchase shares of the Company's common stock held by the named executive officers at the end of 2005. No stock appreciation rights were held by the named executive officers at that time.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)
					Value of Unexercised In The Money Options/SARs at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael A. Mussallem	81,000	$2,419,801	1,107,491	340,948	$25,192,817	$1,972,253
Stuart L. Foster	70,000	$2,157,870	299,000	146,000	$5,164,590	$1,006,200
Anita B. Bessler	—	—	384,350	118,286	$8,230,711	$774,341
Corinne H. Lyle	—	—	114,976	100,667	$1,447,709	$577,637
Patrick B. Verguet	—	—	63,607	70,000	$1,267,218	$272,295

(1)
The dollar amounts shown represent the number of shares under exercisable and unexercisable options to purchase shares of the Company's common stock, respectively, which had an exercise price below the closing price of the common stock on December 31, 2005, which was $41.61 per share, multiplied by the difference between that price and the exercise price of the options to purchase common stock.

Change in Control Severance Agreements

        The Company has entered into change in control agreements with its executive officers, including each of the named executive officers. Each agreement provides that the officer will be entitled to severance benefits following a change in control of the Company (as defined in the agreement) and the executive officer's subsequent involuntary termination or constructive termination. A qualifying termination must occur within 24 months of a change in control for benefits to be paid. Mr. Mussallem will be permitted to terminate his employment voluntarily at any time during the thirteenth month following a change in control and collect full severance benefits. Each agreement has an initial three-year term and will thereafter automatically extend for one year on each anniversary of the effective date of the agreement, unless the Company notifies the executive officer in writing that the term of the agreement will not be extended.

        Each agreement provides change in control severance benefits equal to three years of the officer's base pay plus annual bonus. In addition, change in control benefits would include a pro rata bonus payment in the year of termination, three years continuation of medical and dental coverage, and accelerated vesting of all outstanding long-term incentive awards (as governed under the provisions of the Company's Long-Term Stock Incentive Compensation Program).

        If any payments would be subject to an excise tax under the Internal Revenue Code, the Company will pay an additional gross-up amount for any excise tax and federal, state and local income taxes, such that the net amount of the payments would be equal to the net payments after income taxes had the excise and resulting gross-up not been imposed.

Employment Agreement with the Chief Executive Officer

        On December 1, 2000, the Company entered into an employment agreement with its Chief Executive Officer, Michael A. Mussallem. The agreement is automatically extended for additional one-year terms on an annual basis, and remains in effect for 24 months beyond the month in which a change of control occurs. The agreement sets forth the general principles of Mr. Mussallem's compensation and benefits arrangements. The agreement provides that if the Company terminates Mr. Mussallem for "cause" as defined in the employment agreement, he will be entitled to his base salary through the date of termination and all vested benefits. If Mr. Mussallem is involuntarily terminated by the Company without "cause" as defined in the employment agreement, and Mr. Mussallem is not receiving the severance benefits described above in "Change in Control Severance Agreements," the Company is required to pay or provide Mr. Mussallem his unpaid base salary and accrued vacation through the date of termination; a pro rata portion of his annual target bonus for the period served; two times the sum of (1) his annualized base salary and (2) the greater of his target annual bonus for the year he is terminated or his actual annual bonus for the prior year; and 24 months of continued medical and dental coverage. The agreement also provides for an interest-free note to purchase a primary residence, which note was entered into in December 2001 (see "Certain Relationships and Related Transactions"). The agreement also contains non-disclosure, non-solicitation and non-disparagement obligations of Mr. Mussallem.

Stock Ownership Guidelines for Executive Officers

        To create additional owner commitment and behavior, and to emphasize stockholder value creation, the Company has implemented stock ownership guidelines for its executive officers. Guidelines are to be met within five years of implementation and target three times base salary except for Mr. Mussallem, whose guideline is six times base salary. Stock that will count toward meeting the guidelines include the value of shares held outright (including in a 401(k) Plan or Employee Stock Purchase Plan), restricted stock and restricted stock units held, and 25% of the value of vested, in-the-money stock options. Executives who have met guidelines are required to maintain compliance with their target ownership levels.

Deferred Compensation Plan

        On December 24, 2004, the Compensation Committee adopted the Edwards Lifesciences Corporation Executive Deferred Compensation Plan, effective for compensation earned on or after January 1, 2005 (the "EDCP"). The EDCP provides selected officers and other employees with the opportunity to defer specified percentages of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan because of the limitations under such plan. The EDCP also permits the participants to defer up to 100% of their base pay and annual incentive bonus. Participants may elect that distribution of deferred amounts be paid in the form of either a lump sum or in annual installments either upon separation from service or a specified date. Deferrals are credited with gain or loss based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by the Compensation Committee. No actual investments will be held in the participants accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances.

Transition Grants for Salaried Exempt Employees

        The Company is facilitating the transition of certain longer service salaried exempt employees out of Baxter International Inc.'s pension plan as a result of the spin-off from Baxter in 2000. The Company has made annual grants of additional stock options to these salaried exempt employees, including the named executive officers, who met specific age and service criteria. Commencing in 2005, the Company awarded restricted stock units in lieu of options to facilitate this transition. Eligible employees receive annual grants until the earlier of when the employee reaches age 65 or terminates employment with the Company. The number of shares is determined pursuant to a formula based on certain factors, including the employee's number of "points" under the Baxter pension plan and the employee's current eligible compensation. These restricted stock units vest in a single installment three years from grant date. The following named executive officers received transition grants in the form of restricted stock units effective on April 4, 2005: Michael A. Mussallem (1,362 shares) and Anita B. Bessler (404 shares).

Executive Officers

        Set forth below are the names and ages of each of the current executive officers of the Company, their positions held with the Company, and summaries of their backgrounds and business experience.

        Michael A. Mussallem, age 53.    Mr. Mussallem is Chairman of the Board and has been the Chief Executive Officer of the Company since 2000. Prior to 2000, he held a variety of positions with increasing responsibility in engineering, product development and senior management at Baxter International Inc., including Group Vice President of the CardioVascular business from 1994 to 2000 and Group Vice President of the Biopharmaceutical business from 1998 to 2000. From 1996 until 1998, he was the Chairman of Baxter's Asia Board overseeing Baxter's operations throughout Asia. Mr. Mussallem received his Bachelor of Science degree in chemical engineering from Rose-Hulman Institute of Technology and was conferred an honorary doctorate by his alma mater in 1999. Mr. Mussallem is a director of Advanced Medical Optics, Inc. He is a director, and former chairman of the California Healthcare Institute. Mr. Mussallem is also a director and Executive Committee member of the Advanced Medical Technology Association (AdvaMed).

        Thomas M. Abate, age 52.    Mr. Abate has been the Corporate Vice President, Chief Financial Officer and Treasurer of the Company since January 2006. He served in a series of finance positions of increasing responsibility at the Company including Controller from 2000 to 2002 and Corporate Vice President, Financial Control and Operations, from 2002 through 2005; he also served an instrumental role in the Company's spin-off from Baxter in 2000. Mr. Abate previously served as Corporate Controller for Baxter's CardioVascular business and also worked in a global capacity as Vice President of finance for Clintec International, a joint venture with Baxter and Nestle based in Lausanne, Switzerland. Mr. Abate earned a bachelor's degree in accounting from the University of Illinois and an MBA from Northern Illinois University.

        Anita B. Bessler, age 58.    Ms. Bessler has been the Corporate Vice President, Global Franchise Management of the Company since 2001. From 2000 to 2001, she served as Corporate Vice President, Cardiac Surgery of the Company. Ms. Bessler joined Baxter in 1988 and held various positions of increasing responsibility through 2000. Prior to her tenure with Baxter, from 1986 until 1988 she was Senior Executive Vice President with the USV/Armour Pharmaceutical Division of Rhone Poulenc Rohrer. From 1976 until 1986, Ms. Bessler held senior management positions with Revlon's Healthcare Group. She is a graduate of Indiana University, where she earned a Bachelor of Science degree in marketing and economics.

        Stuart L. Foster, age 55.    Mr. Foster has been Corporate Vice President, Technology and Discovery of the Company since 2001. Mr. Foster joined Baxter's CardioVascular business in 1994 and held positions of increasing responsibility including President of the Vascular business and leading the CardioVascular business' Technology Innovation Team. From 2000 to 2001, he served as Corporate Vice President, Global Operations for the Company. Prior to joining Baxter, Mr. Foster was Chief Executive Officer and President of Intramed Laboratories, acquired by Baxter in 1994, and an executive with SensorMedics Corporation, a medical device company that he co-founded. Mr. Foster received his Bachelor of Science degree in biomedical engineering from Rensselaer Polytechnic Institute and earned his master's degree from the University of Southern California.

        Bruce P. Garren, age 59.    Mr. Garren is Corporate Vice President, Government Affairs and General Counsel of the Company. He has been the General Counsel since 2000 and was the Secretary from 2000 to 2004. Previously, he was Senior Vice President-General Counsel for Safeskin Corporation, a manufacturer of latex and synthetic gloves for the healthcare and scientific markets. Prior to that he was Vice President-General Counsel of Tambrands Inc., now part of The Proctor & Gamble Company. Mr. Garren was an Associate with the law firm of Arnold & Porter in Washington, D.C. from 1980 to 1985. He received his undergraduate degree from Antioch College and his law degree from Cornell Law School.

        John H. Kehl, age 52.    Mr. Kehl has been Corporate Vice President, Strategy and Business Development of the Company since 2000. Mr. Kehl held various positions of increasing responsibility at Baxter since joining its Treasury department in 1975, including Manager of Investor Relations and Communications; Vice President, Controller and Vice President of Business Development for Baxter's CardioVascular business. Mr. Kehl also served on Baxter's Japan Board. He earned his Bachelor of Arts degree in business and economics from Loras College and received his MBA from Loyola University in Chicago.

        Corinne H. Lyle, age 46.    Ms. Lyle is the Corporate Vice President and President, Global Operations of the Company. From 2003 to December 2005 she served as the Corporate Vice President, Chief Financial Officer and Treasurer of the Company. Prior to joining the Company as an officer in 2003, Ms. Lyle was a director of the Company and Vice President, Chief Financial Officer of Tularik, Inc., which was acquired by Amgen, Inc. in 2004. Prior to joining Tularik in October 1998, she was Executive Director-Health Care Group at Warburg Dillon Read LLC in San Francisco, an investment bank. From 1994 to 1996, she was Senior Vice President, Investment Banking-Health Care Group for PaineWebber, Inc. in Los Angeles. Ms. Lyle received her undergraduate degree in industrial engineering from Stanford University and her MBA from Harvard Business School. Ms. Lyle is a director of Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc.

        John Alexander Martin, age 52.    Mr. Martin has been Corporate Vice President, North America of the Company since 2004, having joined the Company from Johnson & Johnson's Cordis Corporation where he served as Senior Vice President, International. He previously served as Cordis' Vice President of Sales and Marketing, with responsibility for all United States coronary therapeutic and diagnostic device sales. Prior to joining Cordis, Mr. Martin served in sales, marketing and business development management positions at several organizations. He also served as Director of the Emergency Medical Services at The Medical Center at Bowling Green. Mr. Martin holds a bachelor's degree from the University of Kentucky at Lexington.

        Robert C. Reindl, age 51.    Mr. Reindl has been Corporate Vice President, Human Resources of the Company since 2000. From 1993 through 1995, Mr. Reindl was Director of, and from 1995 through 1997, was Vice President of, Baxter's Institute for Training and Development. In 1997, he became Vice President, Human Resources, for Baxter's CardioVascular business. From 1987 until 1993, Mr. Reindl was a manager with Arthur Andersen & Co. Prior to this, he was a communications instructor at Marietta College and Ohio University. Mr. Reindl earned his Bachelor of Science degree in communication from the University of Wisconsin Stevens Point and his master's degree from Bowling Green State University in Ohio.

        Patrick B. Verguet, age 48.    Mr. Verguet has been Corporate Vice President, Europe of the Company since 2004. Previously he served the Company in various positions including Vice President of Sales, Europe; Global Business Director for hemofiltration; Business Unit/County Manager for the Company's operations in Western Europe; General Manager of the Company's operations in Utah; and Vice President and General Manager of the Company's Cardiac Surgery Systems franchise. Mr. Verguet holds a degree as Doctor in Pharmacy.

        Huimin Wang, age 49.    Dr. Wang has been the Corporate Vice President, Japan and Intercontinental of the Company since 2004 and was Corporate Vice President, Japan of the Company from 2000 to 2004. Previously, Dr. Wang was a representative director of Baxter Limited, a Japan corporation, through September 2002. Dr. Wang joined Baxter in 1993 and served in several positions of increasing responsibility including Senior Manager of Strategy Development; Director of Product/Therapy for Baxter's Renal Division in Japan; and President of Medical Systems and Devices in Japan. Prior to joining Baxter, Dr. Wang was a Senior Associate with Booz, Allen & Hamilton in Chicago; Vice President of Integrated Strategies Inc., a consulting and venture management firm he co-founded; and an Associate with McKinsey & Company. From 1981 until 1986, Dr. Wang was a Resident and Staff Physician in anesthesiology at Keio University Hospital in Tokyo. Dr. Wang earned his Doctor of Medicine degree from Kagoshima University in Japan, and his MBA from the University of Chicago.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On December 11, 2001, the Company loaned Mr. Mussallem $2,508,000 to purchase his principal residence in connection with his relocation to California. The loan is secured with a first deed of trust on that residence. The loan currently does not bear interest and has a five-year term. The loan will become due and payable before the expiration of the five-year term upon the occurrence of certain events, such as Mr. Mussallem's termination of employment, except that a termination after a change in control would not accelerate the repayment obligation. This secured promissory note with Mr. Mussallem was made in accordance with the terms of his employment agreement with the Company dated as of December 1, 2000. See "Employment Agreement with the Chief Executive Officer" on page 26.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 28, 2006 by:

  •
  Each stockholder known by the Company to own beneficially more than 5% of the common stock;

  •
  Each of the named executive officers;

  •
  Each of the Company's directors; and

  •
  All of the Company's directors and executive officers as a group.

        The number of shares subject to options that each beneficial owner has the right to acquire on or before April 29, 2006 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 59,092,802 shares of the Company's common stock outstanding as of March 17, 2006. The address for those individuals for which an address is not otherwise provided is c/o Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Unless otherwise indicated, the Company believes that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned(3)	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Principal Stockholders:
Iridian Asset Management LLC(1) 276 Post Road West Westport, CT 06880-4704	3,944,260	—	3,944,260	6.7%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	3,908,419	—	3,908,419	6.6%
Executive Officers and Directors
Michael A. Mussallem	98,758	1,093,208	1,191,966	2.0%
Anita B. Bessler	19,090	382,850	401,940	*
Stuart L. Foster	9,737	299,000	308,737	*
Corinne H. Lyle	14,244	114,815	129,059	*
Patrick B. Verguet	5,666	63,607	69,273	*
Mike R. Bowlin	13,000	46,365	59,365	*
John T. Cardis	13,000	2,295	15,295	*
Robert A. Ingram	27,625	14,161	41,786	*
Vernon R. Loucks Jr.	18,556	39,722	58,278	*
Dr. Barbara J. McNeil	5,000	—	5,000	*
Philip M. Neal	14,037	42,211	56,248	*
David E.I. Pyott	13,464	44,506	57,970	*
All directors and executive officers as a group (18 persons)	284,772	2,905,638	3,190,410	5.4%

*
Less than 1%

(1)
Based solely on information contained in the Schedule 13G/A filed with the SEC by Iridian Asset Management LLC, on its own behalf, on February 3, 2006. The Schedule 13G/A indicates Iridian Asset Management LLC does not have sole voting or investment power for any of the shares listed, and has shared voting power for 3,944,260 shares and shared investment power for 3,944,260 shares.

(2)
Based solely on information contained in the Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc., on its own behalf, on February 14, 2006. The Schedule 13G indicates T. Rowe Price Associates, Inc. has sole voting power for 715,000 shares and sole investment power for 3,908,419 shares.

(3)
Includes a restricted stock units award of 4,000 shares granted on May 13, 2005 to each of Messrs. Bowlin, Cardis, Ingram, Loucks, Neal and Pyott. Shares vest in three equal installments upon completion of each year of service as a Board member measured from the grant date.

PERFORMANCE GRAPH

        The following chart shows a comparison of the total cumulative return based upon a $100 investment from December 31, 2000 through December 31, 2005, of the Company's common stock, the Standard & Poor's 500 Composite Index and the Morgan Stanley Healthcare Products Index. Data for the Standard & Poor's 500 Composite Index and the Morgan Stanley Healthcare Products Index assume reinvestment of dividends. The Company has never paid dividends on its common stock and has no current plans to do so. Historical results are not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

	31 Dec 00	31 Dec 01	31 Dec 02	31 Dec 03	31 Dec 04	31 Dec 05
Edwards Lifesciences Corporation	$100	$156	$143	$169	$232	$234
S&P 500	$100	$88	$69	$88	$98	$103
Morgan Stanley Healthcare Products Index	$100	$105	$89	$120	$129	$139

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company believes that all reports that were required to be filed by the Company's executive officers, directors and beneficial owners of more than 10% of its common stock under Section 16 of the Securities and Exchange Act of 1934 during 2005 were filed on a timely basis.

Annual Report on Form 10-K

        The Company will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Secretary, One Edwards Way, Irvine, California 92614.

OTHER BUSINESS

        It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By Order of the Board of Directors,
Jay P. Wertheim Vice President, Associate General Counsel and Secretary

ALL STOCKHOLDERS ARE URGED TO SUBMIT
THEIR PROXIES PROMPTLY

APPENDIX A

CHARTER
OF THE AUDIT AND PUBLIC POLICY COMMITTEE
OF THE BOARD OF DIRECTORS
OF EDWARDS LIFESCIENCES CORPORATION
(Amended and Restated as of November 10, 2005)

Statement of Purpose

        The primary purpose of the Audit and Public Policy Committee (the "Committee") of the Board of Directors (the "Board") of the Edwards Lifesciences Corporation (the "Corporation") is to assist the Board in fulfilling its oversight responsibilities. The Committee will assist Board oversight of the

  •
  integrity of the Corporation's financial statements;

  •
  Corporation's compliance with legal and regulatory requirements;

  •
  independent auditor's qualifications and independence; and

  •
  performance of the Corporation's internal audit function and independent auditors.

        The Committee also will prepare the report that the Securities and Exchange Commission's rules require be included in the Corporation's annual proxy statement. In performing its duties, the Committee will maintain effective working relationships with and open communication between the Board, management and the internal and independent auditors.

Organization and Meetings

        The Committee, a standing committee of the Board, will be composed of three or more directors, each of whom

  •
  is an "independent director" under the rules of the New York Stock Exchange and otherwise satisfies the requirements under such rules for membership on the Committee;

  •
  satisfies all other requirements for audit committee service imposed by applicable laws, rules or regulations; and

  •
  does not serve on more than two other public company audit committees.

        All members of the Committee will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee will have accounting or related financial management expertise, in each case as the Board interprets such qualifications in its business judgment and in accordance with applicable laws, rules or regulations. Members of the Committee, including its Chairperson, shall be elected by the Board acting on the recommendation of the Compensation and Governance Committee at the annual organizational meeting of the Board and shall serve until their successors have been duly elected and qualified or until their earlier resignation or removal by the Board.

        The Committee will have at least four regularly scheduled meetings each year and more frequently as circumstances require. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Representatives of management and the independent auditor shall attend meetings as necessary. The Committee will keep minutes of its meetings and will regularly report to the Board, both with respect to the activities of the Committee generally and with respect to any issues that arise regarding the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the qualifications, performance and independence of the independent auditor and the performance of the internal audit function.

Key Responsibilities

        The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and determining that such financial statements are complete and accurate and are in accordance with generally accepted accounting principles, and that the outside auditors are responsible for planning and conducting the audits of those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff as well as the outside auditors, have more time, knowledge, expertise and detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside or internal auditor's work.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.

Internal Control

  •
  Review with management the Corporation's policies and procedures related to the duties and responsibilities of the Committee and recommend to the Board any changes considered appropriate.

  •
  Review the adequacy and effectiveness of the Corporation's financial, accounting and disclosure controls with management, the independent auditor and the internal auditor, as appropriate, receiving recommendations for the improvement of such controls and reviewing whether any such previously approved recommendations have been implemented.

External Control

  •
  Appoint, retain, terminate, determine compensation for and oversee the independent auditor to audit the Corporation's consolidated financial statements and perform other audit, review and attest services. The independent auditor shall report directly to the Committee, and the Committee will be authorized to resolve disputes between management and the independent auditor regarding the audit.

  •
  Review and pre-approve all audit and non-audit services to be provided to the Corporation by the independent auditor in accordance with applicable laws, rules and regulations, subject to any exceptions for pre-approval for de minimus non-audit services provided in applicable laws, rules and regulations. The Committee may delegate authority to grant such pre-approvals to one or more members of the Committee; provided the full Committee is informed of the grant of any such pre-approval at its regularly scheduled meetings.

  •
  Meet with the independent auditor and management to review the proposed audit scope and procedures to be utilized. Regularly review with the independent auditor any audit problems or difficulties and management's response including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review should also include discussion of the responsibilities, budget and staffing of the internal audit function.

  •
  Obtain and review, at least annually, a report from the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Corporation. Discuss with the independent auditor any issues or relationships disclosed in such report that in the judgment of the Committee may have an impact on the qualifications, performance or independence of the independent auditor. After such review and discussion, the Committee will evaluate the independent auditor's qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, and make a determination reported to the Board of whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor's firm.

  •
  Obtain and review prior to the completion of the independent auditor's audit of the Corporation's year-end financial statements, a report from the independent auditor, describing (a) all critical accounting policies and practices to be used in the such audit, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. Review any reports on such topics or similar topics prepared by management. Discuss with the independent auditor any material issues raised in such report.

Internal Audit

  •
  Review the qualifications and organizational structure of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the individual responsible for the Corporation's internal audit function.

  •
  Review the proposed audit plan of the internal auditor, including the independence and authority of the internal auditor's reporting obligations, the adequacy of internal audit resources and the coordination and completeness of coverage between the internal and independent auditors.

  •
  Receive periodic summaries of findings from completed internal audits and, as appropriate, the status of major audits in process. Receive progress reports on the completion of the current year's internal audit plan, including explanations for any significant deviations from the plan.

  •
  Discuss policies with respect to risk assessment and risk management, it being understood that it is the job of management to assess and manage the Corporation's exposure to risk. The Committee's responsibility is to discuss guidelines and policies by which risk assessment and management is undertaken.

Financial Reporting

  •
  Meet to review and discuss with management and the independent auditor the consolidated financial statements that will be contained in the Corporation's annual and quarterly reports, including reviewing the Corporation's specific disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations."

  •
  Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, paying particular attention to any use of "proforma," or "adjusted" non-GAAP information, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Corporation gives earnings guidance.

  •
  Discuss with the independent auditor the auditor's judgments about the quality and the acceptability of accounting principles used to prepare the Corporation's consolidated financial statements. Review the impact on the annual financial statements of any significant accounting and reporting issues, including recent professional and regulatory pronouncements and any newly adopted or proposed changes in accounting principles that would significantly affect the Corporation or its consolidated financial statements.

  •
  Review the Corporation's financial reporting processes, based on consultation with management, the independent auditor and internal auditor. Such review shall include consideration of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of identified deficiencies.

  •
  Review annually the effect of off-balance sheet structures, if any, on the Corporation's financial statements.

Ethical and Legal Compliance

  •
  Review the effectiveness of the system for monitoring compliance with laws and regulations, including receiving reports from the General Counsel on the results of management's review of compliance with the Corporation's policies and any investigations by management related to significant fraudulent acts or irregularities.

  •
  Periodically review with the General Counsel the Corporation's preventive law program and activities, as well as any legal and regulatory matters that may have a material impact on the Corporation.

  •
  Evaluate whether management is setting the appropriate "tone at the top" by communicating the importance of the Corporation's ethical and business practices standards, including the importance of internal accounting controls.

  •
  Assist the Board in establishing and monitoring compliance with the ethical business practice standards of the Corporation. The Committee will also review the policies of the Corporation to assure that they are consistent with its social responsibility to employees, customers and society, including policies relating to health and safety and ethics and business practices.

Other Responsibilities

  •
  Periodically meet separately with management, the internal auditor (or other personnel responsible for the internal audit function) and the independent auditor.

  •
  Review with the General Counsel any legal matters that could have a significant impact on the Corporation's financial statements.

  •
  As determined to be appropriate by the Committee in its sole discretion, obtain advice and assistance at the Corporation's expense from outside legal, accounting or other advisors.

  •
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist in such investigations as needed.

  •
  Review the policies and procedures in effect for considering officers' expenses and perquisites.

  •
  Review and discuss the adequacy of the Audit and Public Policy Committee Charter on an annual basis, or more frequently upon changes to the membership of the Committee or as otherwise needed.

  •
  Set clear hiring policies for employees or former employees of the independent auditor.

  •
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation or its affiliates of concerns regarding questionable accounting or auditing matters.

  •
  Undertake an annual performance evaluation of the Committee.

  •
  Perform such other oversight functions as assigned by law, the Corporation's certificate of incorporation, the bylaws and the Board.

* * *

APPENDIX B

CHARTER
OF THE COMPENSATION AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF EDWARDS LIFESCIENCES CORPORATION
(Amended and Restated as of February 16, 2006)

Statement of Purpose

        The primary purpose of the Compensation and Governance Committee (the "Committee") of the Board of Directors (the "Board") of the Edwards Lifesciences Corporation (the "Corporation") is to discharge the Board's responsibilities relating to

  •
  compensating the Corporation's directors and executive officers;
  •
  identifying, evaluating and recommending individuals qualified to be directors to the Board;
  •
  developing and recommending to the Board corporate governance guidelines for the Corporation; and
  •
  overseeing the evaluation of the Board and management.

        The Committee also will prepare a report annually on executive compensation that will be included in the Corporation's proxy statement. In performing its duties, the Committee will maintain effective working relationships with and open communication between the Board, management and any consultants or other advisors engaged to assist the Committee.

Organization and Meetings

        The Committee, a standing committee of the Board, will be composed of three or more directors, each of whom

  •
  satisfies the applicable New York Stock Exchange independence requirements;
  •
  satisfies the requirements for a "nonemployee director" contained in Rule 16b-3 under the Securities and Exchange Act, as amended; and
  •
  satisfies the requirements for "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Members of the Committee, including its Chairperson, shall be elected by the Board on the recommendation of the Committee at the annual organizational meeting of the Board and shall serve until their successors have been duly elected and qualified or until their earlier resignation or removal by the Board.

        The Committee will keep minutes of its meetings and will regularly report to the Board on its activities, making recommendations as appropriate. The Committee shall meet with such frequency and at such intervals as it shall determine is necessary.

Key Responsibilities

        The Committee's job is to discharge the Board's responsibilities relating to compensating executive officers and directors, nominating qualified individuals to serve as directors, maintaining guidelines to assist the Board in governing the Corporation, and overseeing the evaluation of the Board and management. These four recurring responsibilities are more fully described below. The Committee may delegate its responsibilities as it deems appropriate.

        The Committee may engage consultants and other advisors to assist in fulfilling its duties. The Committee will have sole authority to retain and terminate any compensation consultant and any search firm used to identify director candidates, including sole authority to approve the applicable consultant's or search firm's fees and other retention terms.

Compensation

  •
  Annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives and establish the individual elements of the CEO's total compensation based on the annual evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee will consider the Corporation's performance and stockholder returns relative to comparable companies, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

  •
  Annually review and approve the compensation and benefits to be provided to the Corporation's executive officers, including approving material employment agreements, severance agreements and change in control provisions/agreements for the Corporation's executive officers.

  •
  Periodically evaluate and recommend to the full Board appropriate compensation for the Corporation's directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings. As provided in Article II, Section 8 of the Corporation's Bylaws, such compensation may take the form of cash, stock options or other compensation.

  •
  Review, monitor and administer the Corporation's employee compensation and benefit plans, including those plans that are limited in their application to executive officers and senior management.

  •
  Approve grants and/or awards of restricted stock, stock options and other forms of equity-based compensation under the Corporation's stock option, incentive-compensation and equity-based plans.

  •
  As appropriate, recommend to the Board changes in the Corporation's incentive compensation plans and equity-based plans.

Nomination

  •
  Identify individuals that the Committee believes are qualified to become or be re-nominated as Board members in accordance with the criteria attached as Exhibit A, and recommend that the Board select such nominee or nominees to stand for election at the next meeting of stockholders of the Corporation in which directors will be elected.

  •
  Review and evaluate director nominees suggested by the stockholders of the Corporation in accordance with the criteria attached as Exhibit A.

  •
  In the event there is a vacancy on the Board or a committee, identify individuals that the Committee believes are qualified to fill such vacancy in accordance with the criteria attached as Exhibit A, and recommend such person or persons for appointment to the Board or applicable committee.

  •
  In the event of the death, incapacity, resignation or other absence (temporary or permanent) of the chairman of the board and/or chief executive officer, the Committee shall confer and recommend for election by the full Board an acting successor chairman of the board and/or chief executive officer.

Governance

  •
  Annually review the Board's committee membership and recommend changes to the Board in number, authority and duties of such committees as well as changes in the chairperson or members of the committees.

  •
  Review annually and, as appropriate, recommend to the Board changes to the Corporate Governance Guidelines.

Evaluation

  •
  Review and evaluate the performance of management, specifically executive officers. The review of executive officers should coincide with the Committee's determination of each such officer's annual level of compensation. The Committee may conduct the evaluation in a manner it deems appropriate and will report to the Board the results of the performance evaluation.

  •
  Oversee and assist in the annual self-evaluation of the Board. The Committee may conduct the evaluation in a manner it deems appropriate and will report to the Board the results of the performance evaluation.

  •
  Annually review and evaluate the performance of the Committee, which should compare the performance of the Committee to this Charter. The Committee may conduct its evaluation in a manner it deems appropriate consistent with the Corporate Governance Guidelines, as appropriate, and will report to the Board the results of the performance evaluation.

Other Responsibilities

  •
  Review and discuss the adequacy of the Compensation and Governance Committee Charter on an annual basis, or more frequently as otherwise needed.

  •
  Perform such other functions as assigned by law, the Corporation's certificate of incorporation, the bylaws and the Board.

Exhibit A

Membership Criteria For Directors

        It is the desire of Edwards Lifesciences Corporation to select individuals for nomination to the Board of Directors, who, if elected, will best serve the interests of the Corporation and its stockholders. To accomplish this goal, each candidate nominee should:

  •
  Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

  •
  Have a genuine interest in the Corporation and a recognition that, as a member of the Board, each director is accountable to the stockholders of the Corporation

  •
  Have a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization

  •
  Be or have been in a senior position in a complex organization such as a corporation, university or major unit of government.

  •
  Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Corporation and its stockholders.

  •
  Have the ability and be willing to spend the time required to function effectively as a director.

  •
  Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Corporation as a director.

  •
  Have independent opinions and be willing to state them in a constructive manner.

        Directors shall be selected on the basis of talent and experience. The Corporation seeks a Board with diversity of background among its members, including diversity of experience, gender, race, ethnic or national origin, and age.

* * *

APPENDIX C

CORPORATE GOVERNANCE GUIDELINES
(Amended and Restated as of February 17, 2005)

        The Board of Directors of Edwards Lifesciences Corporation recognizes the importance of good corporate governance as a means of addressing the needs of the Company's stockholders, employees, customers, suppliers and community. These guidelines are intended to serve as flexible principles and to be interpreted in the context of all applicable laws and the Company's Certificate of Incorporation, Bylaws, and other governing legal documents, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the following guidelines are subject to review and change from time to time by the Board of Directors.

        These guidelines were amended most recently as of February 17, 2005.

I.    Board of Directors

        A.    Size and Composition

        1.     Size. The Company's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the Board of Directors. On March 7, 2000, the Board of Directors resolved that its size shall not be less than five nor more than eleven members.

        2.     Independent Directors. The Board of Directors shall be composed of a substantial majority of independent directors. For purposes of these guidelines, "independent director" shall mean a director who satisfies the definition if an "independent director" under the applicable rules of the New York Stock Exchange.

        3.     Chairman of the Board/Chief Executive Officer. The Board of Directors believes that as a general policy the positions of Chairman of the Board and Chief Executive Officer may be held by the same person. The Board recognizes, however, that under certain circumstances, such as in a period of transition, it may be necessary and in the Company's best interests to have these positions held by separate persons.

        B.    Selection and Qualifications

        1.     Selection and Invitations. The Board of Directors shall be responsible for selecting its own members. All applications, recommendations or proposed nominations for Board membership received by the Company shall be referred to the Compensation and Governance Committee. Nominations made other than by or at the direction of the Board of Directors shall be made pursuant to the regulations set forth in the Company's Bylaws. Invitations to join the Board should be extended by the Chairman of the Board and the Chief Executive Officer, or a designated representative.

        2.     Criteria and Recommendations. As provided in its charter, the Compensation and Governance Committee shall be responsible for developing general criteria for use in selecting potential new Board members and for assisting the Board in identifying and attracting qualified candidates for election to the Board. The Compensation and Governance Committee also shall be responsible for recommending to the Board of Directors the nominees for director to be elected at the annual meetings of stockholders. The current Board membership criteria are attached as an exhibit to the charter of the Compensation and Governance Committee.

        3.     Annual Determination of Director Independence. The Compensation and Governance Committee shall be responsible for annually reviewing and reporting to the Board on the affiliations of each outside director. After receiving the Compensation and Governance Committee's report, the Board shall annually review the affiliations of each outside director to determine if he or she has any material relationship with the Company or is otherwise independent under the rules of the New York Stock Exchange. The Board's determination shall be disclosed in the Company's annual proxy statement.

        4.     Compensation Recommendations. As provided in its charter, the Compensation and Governance Committee shall be responsible for recommending to the Board of Directors the compensation paid to directors for their Board service. Director compensation should be competitive. In accordance with the Bylaws, such compensation may take the form of cash, stock options or other compensation.

        5.     Stock Ownership. Each director shall be encouraged to maintain ownership of the Company's common stock. In furtherance of this objective, the Board adopted resolutions on July 13, 2000, which, as amended, state that each nonemployee director is encouraged to own a minimum of 20,000 shares of the Company's common stock within five (5) years of the individual first becoming a director. For this purpose, the number of shares of the Company's common stock owned by a non-employee director is the sum of common shares owned outright (including restricted stock), plus 25% of vested, in-the-money stock options.

        6.     Term Limits. The Board does not at present believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they could result in the loss of the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

        7.     Changed Circumstances. If a director discontinues or changes the employment affiliation held at the time of election as a director, becomes involved in a current or potential conflict of interest, becomes unable to spend the required time or becomes disabled, that director shall submit a letter of resignation for consideration by the Board. The Compensation and Governance Committee shall recommend to the Board what action, if any, to be taken with respect to the resignation.

        C.    Operation and Performance Evaluations

        1.     Agenda. The Chairman of the Board shall establish the agenda for each Board meeting. Each Board member and members of senior management may suggest the inclusion of item(s) on the agenda.

        2.     Board Materials Distributed in Advance. As a general rule, presentations on specific subjects should be sent to the Board members sufficiently in advance to allow time for review. Directors are expected to review such materials prior to the applicable meeting so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the materials. On those occasions in which the subject matter is highly sensitive, the individual directors should be notified by telephone in advance of the meeting of the general subject matter and that the topic will be discussed at the meeting.

        3.     Attendance at Meetings. While it is understood that practical considerations may limit a director from attending each Board meeting and each meeting for those committees on which he or she serves, it is expected that each director will endeavor to attend substantially all of such meetings and to attend in person whenever possible.

        4.     Executive Sessions. The Board of Directors shall regularly schedule executive sessions at which the non-management directors meet without Company management or employee directors. In the event that the non-management directors include directors who are not independent, the independent directors shall meet in executive session at least once a year. The non-management directors shall, as appropriate, meet with and provide to the Chairman of the Board and Chief Executive Officer comments generated from the executive sessions.

        5.     Presiding Director. The independent directors shall annually select an independent director to preside at executive sessions of the Board. It is the sense of the Board that consideration should be given to rotating presiding directors periodically. The name of the presiding director and the method for interested parties to communicate their concerns directly with the presiding director shall be disclosed in the Company's annual proxy statement.

        6.     Chairman/CEO Performance Evaluations. At least annually, the Compensation and Governance Committee shall evaluate the performance of the Chairman and Chief Executive Officer. The performance evaluation of the Chairman and Chief Executive Officer should be communicated to him by the Chairman of the Compensation and Governance Committee.

        7.     Periodic Assessment of Board Performance. The Board shall periodically, but at least once per year, review its own structure, governance principles, composition, agenda, processes and schedule to consider whether it is functioning well in view of its responsibilities and the evolving situation of the Company.

        In furtherance of this objective, the Compensation and Governance Committee shall develop and implement an annual procedure for evaluating Board performance. Such evaluation shall include the solicitation of each director's individual views on Board performance, conducted in such a way as to maximize the likelihood of obtaining candid assessments. The results of such evaluation shall be collected by the Company Secretary and summarized for the full Board.

        The purpose of such an evaluation is to assess the Board's functioning as a whole, not to focus on the performance of individual Board members. As a result of this evaluation process, the Board should gain insight into specific areas where it is functioning effectively and where improvement is desirable.

        8.     Director Orientation and Continuing Education. Each new director shall be provided with materials on the Company, meet with key management and visit one or more Company facilities to assist the new director in becoming familiar with the Company's business and organization. Directors are encouraged to attend director continuing education programs, including those that the Company may from time to time suggest, arrange or present. The Company will reimburse directors for the fees and expenses that they may incur in connection with such attendance.

        D.    Board Committees

        1.     Committees/Independence. The Board of Directors has two standing committees consisting of an Audit and Public Policy Committee and a Compensation and Governance Committee. The Audit and Public Policy Committee and the Compensation and Governance Committee shall each consist solely of directors who satisfy the definition of "independent director" under the rules of the New York Stock Exchange, and shall otherwise satisfy all other requirements under such rules for membership on the particular committee. From time to time, the Board may determine that it is appropriate to form a new committee or a special committee or to restructure and/or combine its standing committees.

        2.     Agenda and Minutes. The chairperson of each committee, in consultation with the members of the committee and the Company Secretary, shall set the agenda, frequency and length for each meeting. Each committee shall keep minutes of its proceedings and report its proceedings at the next meeting of the Board of Directors.

        3.     Review of Membership. The Compensation and Governance Committee shall be responsible for reviewing annually the committee membership and recommending to the Board of Directors changes in number, authority and duties of the Board committees as well as changes in the chairperson or members of the committees. It is the sense of the Board that committee chairpersons generally should serve three (3)-year terms and consideration should be given to rotating committee members periodically.

        4.     Access to Independent Advisors. The Board of Directors and each of its committees may hire independent advisors, including consultants and experts, as the Board of Directors or any committee deems necessary, to assist it in evaluating proposals, transactions and information supplied by management. The Audit and Public Policy Committee shall have the sole authority to retain and terminate the Company's independent auditor. In addition, the Compensation and Governance Committee shall have the sole authority to retain and terminate the consulting firm that assists in the evaluation of director or executive officer compensation and any search firm used to identify director candidates. Each committee shall communicate to the full Board its intent to hire an independent advisor; however, prior Board approval is not required.

II.    Executive Compensation

        A.    Compensation and Governance Committee Role. The Compensation and Governance Committee shall annually review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives and establish the individual elements of the Chief Executive Officer's total compensation based on the annual evaluation. In addition, the Compensation and Governance Committee shall determine compensation for the Company's other executive officers and advise the Board of Directors and the Chairman and Chief Executive Officer on other compensation and employee benefit matters consistent with the Committee's charter.

        B.    Philosophy. The Compensation and Governance Committee's philosophy pertaining to executive compensation shall be described in its report set forth each year in the Company's annual proxy statement.

III.    Fiduciary Oversight

        A.    Philosophy. The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations.

        B.    Duty of Loyalty and Care. Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company's stockholders as a whole.

        C.    Access to Management. The Board of Directors shall have complete access to the Company's management. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operations of the Company and that such contact, if in writing, is copied to the Chief Executive Officer.

        D.    Audit and Public Policy Committee Role. The Audit and Public Policy Committee's functions and responsibilities are set forth in its charter.

IV.    Strategic Planning and Talent Management

        A.    Review of Strategic Plans. At least annually, the Board of Directors shall review the strategic plan for each of the Company's major businesses.

        B.    Company Organization Structure. Management shall be responsible for informing the Board of Directors on major organization matters and issues relating to the Company's organization structure.

        C.    Talent Management Reviews. The Chief Executive Officer shall regularly review key executive talent development, including succession planning for the Chief Executive Officer and other senior executives, with the Board of Directors.

V.    Board Elections: One Share-One Vote.

        In accordance with Article I, Section 3 of the Bylaws, each stockholder eligible to vote on a matter submitted to a stockholder vote shall be entitled to one vote, in person or by proxy, for each share of common stock entitled to vote held by such stockholder.

* * *

APPENDIX D

LONG-TERM STOCK INCENTIVE
COMPENSATION PROGRAM
OF EDWARDS LIFESCIENCES CORPORATION
(Amended and Restated as of February 16, 2006)

Article 1. Establishment, Objectives, and Duration

        1.1   Establishment of the Program. Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates the incentive compensation plan established April 1, 2000 and known as the "Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program" (hereinafter, as amended and restated, referred to as the "Program"), as set forth in this document. The Program permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock and Restricted Stock Units.

        The Program became effective as of April 1, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        The Program was amended and restated effective as of July 12, 2000 to clarify the definition of "Subsidiary" and was subsequently further amended and restated as of May 8, 2002, February 20, 2003, February 17, 2005 and February 16, 2006.

        1.2   Objectives of the Program. The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. Awards generally are made in conjunction with services performed by the Participant within the previous twelve (12) months.

        The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

        1.3   Duration of the Program. The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program's provisions. However, in no event may an Award be granted under the Program on or after April 1, 2010.

Article 2. Definitions

        Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1   "Award" means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.

        2.2   "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.

        2.3   "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.4   "Change in Control" of the Company shall mean the occurrence of any one of the following events:

    (a)
    Any "Person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

    (b)
    During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.4(a), 2.4(c), or 2.4(d) of this Section 2.4) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

    (c)
    The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

    (d)
    The Company's stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

        2.5   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.6   "Committee" means the Compensation and Governance Committee or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

        2.7   "Company" means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 16 herein.

        2.8   "Contractor" means an individual providing services to the Company who is not an Employee or member of the Board, and who does not participate in the Edwards Lifesciences Corporation Nonemployee Directors and Consultants Stock Incentive Program.

        2.9   "Covered Employee" means a Participant who is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        2.10 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

        2.11 "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

        2.12 "Employee" means any employee of the Company or of a Subsidiary of the Company. Directors who are employed by the Company shall be considered Employees under this Program.

        2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.14 "Fair Market Value" means, at any date, the closing sale price on the principal securities exchange on which the Shares are traded on the last previous day on which a sale was reported.

        2.15 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

        2.16 "Insider" shall mean an individual who is, on the relevant date, an officer, director, or beneficial owner of more than ten percent (10%) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

        2.17 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

        2.18 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.19 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.20 "Participant" means an Employee or Contractor who has been selected to receive an Award or who has outstanding an Award granted under the Program.

        2.21 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) applicable to compensation payable to Covered Employees.

        2.22 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

        2.23 "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

        2.24 "Restricted Stock Units" means an Award granted to a Participant pursuant to Article 8 herein.

        2.25 "Retirement" means, unless otherwise defined in the applicable Award Agreement, any termination of an Employee's employment or a Contractor's service after age fifty-five (55) other than due to death, Disability or, with respect to Awards made after May 8, 2002, Cause, provided that such Employee or Contractor has at least a combined ten (10) years of service with the Company and Baxter International Inc. A Participant's number of years of service with the Company and Baxter International Inc. shall be determined by calculating the number of complete twelve-month (12) periods of employment from the Participant's original date of hire as an Employee or Contractor with the Company or Baxter International Inc. to the Participant's date of employment or service termination. Employment or service with Baxter International Inc. shall be included for purposes of determining qualification for Retirement only to the extent that such employment or service immediately, and without any break, precedes employment or service with the Company. For purposes of this definition, unless defined otherwise in the applicable Award Agreement, "Cause" means: (a) a Participant's willful and continued failure to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from Disability); (b) a Participant's willfully engaging in conduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or (c) a Participant's having been convicted of a felony. For the purpose of determining "Cause," no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interests of the Company or a Subsidiary.

        2.26 "Shares" means the shares of common stock of the Company.

        2.27 "Subsidiary" means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.

Article 3. Administration

        3.1   General. The Program shall be administered by the Compensation and Governance Committee of the Board, or by any other Committee appointed by the Board, which shall consist of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board. Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed from time to time by, and shall serve at the sole discretion of, the Board.

        The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided, however, that the Committee shall not be able to delegate its authority with respect to: (i) granting Awards to Insiders; (ii) granting Awards that are intended to qualify for the Performance-Based Exception; and (iii) certifying that any performance goals and other material terms attributable to Awards that are intended to qualify for the Performance-Based Exception have been satisfied.

        3.2   Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 14, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate, or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile any inconsistency in the Program or in any Award hereunder; (f) to design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that no outstanding Option will be amended to lower the exercise price or will be canceled for the purpose of reissuing such Option to a Participant at a lower exercise price (other than, in both cases, pursuant to Section 5.4) without the approval of the Company's stockholders. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

        3.3   Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, directors, Employees, Contractors, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation

        4.1   Eligibility. Persons eligible to participate in this Program shall include all Employees and Contractors. Directors who are not Employees of the Company shall not be eligible to participate in the Program.

        4.2   Actual Participation. Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Employees and Contractors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 5. Shares Subject to the Program and Maximum Awards

        5.1   Number of Shares Available for Grants. Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to Participants under the Program shall be seventeen million eight hundred thousand (17,800,000) Shares. No more than one million (1,000,000) Shares reserved for issuance under the Program may be granted in the form of Shares of Restricted Stock or Restricted Stock Units. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Program. The following rules shall apply to grants of such Awards under the Program:

    (a)
    Options: The maximum aggregate number of Shares that may be granted in the form of Options in any one (1) fiscal year to any one (1) Participant shall be one million (1,000,000).

    (b)
    Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares that may be granted in the form of Restricted Stock and Restricted Stock Units in any one (1) fiscal year to any one (1) Participant shall be two hundred thousand (200,000).

        5.2   Type of Shares. Shares issued under the Program in connection with Stock Options or Restricted Stock Units may be authorized and unissued Shares or issued Shares held as treasury Shares. Shares issued under the Program in connection with Restricted Stock shall be issued Shares held as treasury Shares; provided, however, that authorized and unissued Shares may be issued in connection with Restricted Stock to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

        5.3   Reuse of Shares.

    (a)
    General. In the event of the expiration or termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available as Awards under the Program.

    (b)
    Restricted Stock. In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available as Awards under the Program.

    (c)
    Limitation. Notwithstanding the provisions of Sections 5.3(a) or 5.3(b) above, the following Shares shall not be available for reissuance under the Program: (i) Shares which are withheld from any Award or payment under the Program to satisfy tax withholding obligations; (ii) Shares which are surrendered to fulfill tax obligations incurred under the Program; and (iii) Shares which are surrendered in payment of the Option Price upon the exercise of an Option.

        5.4   Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Program, and in the Award limits set forth in Section 5.1, as shall be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Article 6. Stock Options

        6.1   Grant of Options. Subject to the terms and provisions of the Program, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. If all or any portion of the exercise price or taxes incurred in connection with the exercise are paid by delivery (or, in the case of payment of taxes, by withholding of Shares) of other Shares of the Company, the Options may provide for the grant of replacement Options.

        6.2   Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3   Option Price. The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

        6.4   Duration of Options. Each Option granted to a Participant on or after February 16, 2006 shall expire at such time, not later than the seventh (7th) anniversary date of its grant, as the Committee shall determine.

        6.5   Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that each option shall become exercisable over a minimum period of three (3) years measured from the date of grant of the option.

        6.6   Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice (or such other form of notice as the Company may specify) of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or a satisfactory "cashless exercise" notice).

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months, or such shorter or longer period, if any, as is necessary to avoid variable accounting treatment); (c) by a cashless exercise, as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time, (d) by any other means which the Committee determines to be consistent with the Program's purpose and applicable law, or (e) by a combination of two or more of (a) through (d).

        Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory "cashless exercise" notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

        6.7   Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8   Termination of Employment or Service. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9   Nontransferability of Options.

    (a)
    Incentive Stock Options. No ISO granted under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Program shall be exercisable during his or her lifetime only by such Participant.

    (b)
    Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10 Substitution of Cash. Unless otherwise provided in a Participant's Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 14.2), in the event of a Change in Control in which the Company's stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control. Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any, of the greater of (i) the highest per Share price offered to stockholders in any transaction whereby the Change in Control takes place, or (ii) the Fair Market Value of a Share on the date the Change in Control occurs, over the Option Price.

Article 7. Restricted Stock

        7.1   Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

        7.2   Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Period of Restriction shall be a minimum of three (3) years measured from the grant date of the Restricted Stock.

        7.3   Restriction on Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.

        7.4   Other Restrictions. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

    (a)
    A required period of employment or service as a Contractor with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.

    (b)
    A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her employment or service as a Contractor during the Period of Restriction.

    (c)
    A prohibition against employment of Participants holding Shares of Restricted Stock by any competitor of the Company, against such Participants' dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company's employees for employment by another entity.

        Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such Shares are certificated, in the sole discretion of the Committee, may be deposited in a bank designated by the Committee or with the Company. The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.

        Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under any applicable securities law) by the Participant after the last day of the applicable Period of Restriction.

        7.5   Voting Rights. Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

        7.6   Dividends and Other Distributions. Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

        7.7   Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 8. Restricted Stock Units

        8.1   Restricted Stock Units Awards. Subject to the terms and conditions of the Program, the Committee, at any time and from time to time, may issue Restricted Stock Units which entitle the Participant to receive the Shares underlying those units following the lapse of specified restrictions (whether based on the achievement of designated performance goals or the satisfaction of specified services or upon the expiration of a designated time period following the vesting of the units).

        8.2   Restricted Stock Units Award Agreement. Each Restricted Stock Units award shall be evidenced by a Restricted Stock Units Award Agreement that shall specify the vesting restrictions, the number of Shares subject to the Restricted Stock Units award, and such other provisions as the Committee shall determine. Restricted Stock Units shall vest over a minimum period of three (3) years measured from the grant date of the award.

        8.3   Restrictions. The Committee shall impose such other conditions and/or restrictions on the issuance of any Shares under the Restricted Stock Units granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

    (a)
    A required period of service with the Company, as determined by the Committee, prior to the issuance of Shares under the Restricted Stock Units award.

    (b)
    A requirement that the Restricted Stock Units award be forfeited in whole or in part in the event of termination of the Participant's employment or service as a Contractor during the vesting period.

    (c)
    A prohibition against employment of Participants holding Restricted Stock Units by any competitor of the Company, against such Participants' dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company's employees for employment by another entity.

        Except as otherwise provided in this Article 8, Shares subject to Restricted Stock Units under the Program shall be freely transferable (subject to any restrictions under applicable securities law) by the Participant after receipt of such shares.

        8.4   Stockholder Rights. Participants holding Restricted Stock Units issued hereunder shall not have any rights with respect to Shares subject to the award until the award vests and the Shares are issued hereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units awards, subject to such terms and conditions as the Committee may deem appropriate.

        8.5   Termination of Employment or Service. Each Restricted Stock Units Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares subject to the Restricted Stock Units award following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Unit awards issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 9. Performance Measures

        Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

  (i)
  return measures (including, but not limited to, return on assets, capital, investment, equity or sales);

  (ii)
  earnings per share;

  (iii)
  net income (before or after taxes) or operating income;

  (iv)
  earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization;

  (v)
  sales or revenue targets;

  (vi)
  market to book value ratio

  (vii)
  cash flow or free cash flow (cash flow from operations less capital expenditures);

  (viii)
  market share;

  (ix)
  cost reduction goals;

  (x)
  budget comparisons;

  (xi)
  implementation, completion or progress of projects, processes, products or product-lines strategic or critical to the Company's business operations;

  (xii)
  measures of customer satisfaction;

  (xiii)
  share price (including, but not limited to, growth measures and total shareholder return);

  (xiv)
  working capital;

  (xv)
  economic value added;

  (xvi)
  percentage of sales generated by new products;

  (xvii)
  progress of research and development projects or milestones;

  (xviii)
  growth in sales of products or product-lines;

  (ix)
  any combination of, or a specified increase in, any of the foregoing; and

  (x)
  the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company's revenue or profitability or expand the Company's customer base.

        Subject to the terms of the Program, each of these measures shall be defined by the Committee on a corporation, subsidiary, group or division basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as determined by the Company's auditors.

        The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals or the size of Awards; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward in terms of either the degree of goal attainment or size (but the Committee shall retain the discretion to adjust the degree of goal attainment or the size of the Awards downward).

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 10. Beneficiary Designation

        Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 11. Deferrals

        The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury regulations and rulings promulgated thereunder.

Article 12. Rights of Employees and Contractors

        12.1 Employment. Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate at any time any Participant's employment or service to the Company as a Contractor, nor confer upon any Participant any right to continue in the employ of the Company or to provide services to the Company as a Contractor.

        12.2 Participation. No Employee or Contractor shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Article 13. Change in Control

        Except as may otherwise be provided in a Participant's Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

    (a)
    Any and all Options granted hereunder shall become immediately exercisable, and, if granted before May 8, 2002, shall remain exercisable throughout their entire term;

    (b)
    Any restriction periods and restrictions imposed on Shares of Restricted Stock and Restricted Stock Units that are not performance-based shall lapse;

    (c)
    The vesting of all performance-based Awards denominated in Shares such as performance-based Restricted Stock and Restricted Stock Units shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period(s) which has elapsed prior to the Change in Control; provided, however, that if an Option or Share of Restricted Stock or Restricted Stock Unit granted after May 8, 2002 becomes exercisable or vests only after either (i) a minimum fixed period of employment or service (the duration of which is determined by the Committee at the time of the grant of the Award) or (ii) the earlier achievement of a performance-related goal, its exercisability or vesting shall not automatically accelerate in full in accordance with Article 13 (a) or (b) above, but may accelerate if and to the extent provided in the applicable Award Agreement.

Article 14. Amendment, Modification, and Termination

        14.1 Amendment, Modification, and Termination. Subject to the terms of the Program, including Section 14.2, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part. However, stockholder approval shall be required for any amendment of the Program that (a) materially increases the number of Shares available for issuance under the Program (other than pursuant to Article 5.4), (b) expands the type of awards available under the Program, (c) materially expands the class of participants eligible to receive Awards under the Program, (d) materially extends the term of the Program, (e) materially changes the method of determining the Option Price under the Program or (f) deletes or limits any provision of the Program prohibiting the repricing of Options. The Committee may amend Awards previously granted under the Program.

        14.2 Awards Previously Granted. Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10 hereof), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 15. Compliance with Applicable Law and Withholding

        15.1 General. The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:

    (a)
    The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

    (b)
    Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

    (c)
    With respect to any person who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

    (d)
    If, at any time, the Company, determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        15.2 Securities Law Compliance. With respect to Insiders, transactions under this Program are intended to comply with all applicable conditions of Rule 16b 3 or its successors under the 1934 Act. To the extent any provision of the Program or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

        15.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

        15.4 Share Withholding. Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations; provided that Participants may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined equal to or less than the minimum withholding tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 16. Indemnification

        Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17. Successors

        All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

        18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        18.2 Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

        18.3 Governing Law. To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.

* * *

Proxy - EDWARDS LIFESCIENCES CORPORATION

Edwards Lifesciences Corporation
Annual Meeting of Stockholders
Thursday, May 11, 2006 at 10:00 a.m. PDT
One Edwards Way
Irvine, California 92614
(949) 250-2500
www.edwards.com
 Telephone vote at 1-800-652-8683
Internet vote at WWW.COMPUTERSHARE.COM/EXPRESSVOTE

Proxy for Annual Meeting on May 11, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John T. Cardis, Robert A. Ingram and Vernon R. Loucks Jr. proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the others, to represent and to vote all shares of stock of Edwards Lifesciences Corporation, One Edwards Way, Irvine, California, 92614, on Thursday, May 11, 2006, at 10:00 a.m., Pacific Daylight Time, and any adjournments thereof, on the proposals described in the Proxy Statement and all other matters properly coming before the meeting in accordance with the instructions on the reverse side. This proxy revokes all proxies previously given by the undersigned to vote at such meeting and any adjournments thereof.

        This proxy will also serve to instruct the trustees of Edwards Lifesciences Corporation 401(k) Savings and Investment Plan and the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan to vote in accordance with the instructions on the reverse side all shares held for the undersigned in such plans. For shares in your Savings and Investment Plan account, voting instructions submitted over the internet, by telephone or by mail must be received by the Trustees by 11:59 p.m., Eastern Daylight Time, on Monday May 8, 2006.

IMPORTANT - This Proxy Must Be Signed And Dated On the Reverse Side If Voting By Mail.

ONLINE ANNUAL MEETING MATERIALS (www.econsent.com/ew)

        Although you received these materials by regular mail this year, you can still vote your shares conveniently on-line or by telephone. Please see the below instructions. Additionally, you may choose to receive future Annual Meeting materials (annual report, notice of annual meeting, proxy statement and proxy card) on-line. By choosing to become one of Edwards Lifesciences Corporation's future electronic recipients, you help support Edwards Lifesciences Corporation in its efforts to control printing and postage costs.

        If you choose the option of electronic delivery and voting on-line, you will receive an email before all future annual and/or special meetings of stockholders, notifying you of the website containing the Proxy Statement and other materials to be carefully reviewed before casting your vote.

Telephone and Internet Voting Instructions

You can vote by telephone OR internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

  •
  Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •
  Follow the simple instructions provided by the recorded message

To vote using the Internet

  •
  Go to the following web site:
   WWW.COMPUTERSHARE.COM/EXPRESSVOTE

  •
  Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday May 10, 2006.
THANK YOU FOR VOTING

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

A Proposals

The Board of Directors recommends a vote FOR all three nominees for election as directors and FOR Proposals 2 and 3.

01. Election of Directors	For	Withhold

01 - Mike R. Bowlin	☐	☐
02 - Dr. Barbara J. McNeil	☐	☐
03 - Michael A. Mussallem	☐	☐

		For	Against	Abstain
02.	Approval of the amendment and restatement of the Long-Term Stock Incentive Compensation Program	☐	☐	☐
03.	Ratification of appointment of the independent registered public accounting firm	☐	☐	☐

Please mark this box with an X if your address has changed and print the new address below. ☐

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, adminstrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY ONLY IF YOU ARE VOTING BY MAIL.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

QuickLinks

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
CLASS III DIRECTOR NOMINEES—TERM SCHEDULED TO EXPIRE IN 2009
CLASS I DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2007
CLASS II DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2008
PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT AND PUBLIC POLICY COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN
OTHER BUSINESS
ALL STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY
APPENDIX A CHARTER OF THE AUDIT AND PUBLIC POLICY COMMITTEE OF THE BOARD OF DIRECTORS OF EDWARDS LIFESCIENCES CORPORATION (Amended and Restated as of November 10, 2005)
APPENDIX B CHARTER OF THE COMPENSATION AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF EDWARDS LIFESCIENCES CORPORATION (Amended and Restated as of February 16, 2006)
Exhibit A Membership Criteria For Directors
APPENDIX C CORPORATE GOVERNANCE GUIDELINES (Amended and Restated as of February 17, 2005)
APPENDIX D LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM OF EDWARDS LIFESCIENCES CORPORATION (Amended and Restated as of February 16, 2006)
Proxy for Annual Meeting on May 11, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Telephone and Internet Voting Instructions
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS